FACTORING AGREEMENT n° 013701

DATED 19 JUNE 2013

Between

TECUMSEH EUROPE S.A.
The Company

And

GE FACTOFRANCE
The Factor
THIS AGREEMENT is made on 19 June 2013
BETWEEN:

TECUMSEH EUROPE S.A., a company incorporated under the laws of France as a société anonyme whose registered office is located at 2 avenue Blaise Pascal, 38090 Vaulx-Milieu, France, registered with the Trade and Companies Registry of Vienne under number 775 727 233 (the “Company”); and
GE FACTOFRANCE, a company incorporated under the laws of France as a société par actions simplifiée, whose registered office is located at Tour Facto, 18, rue Hoche, 92988 Paris-La Défense Cedex, France, registered with the Trade and Companies Registry of Nanterre under number 063 802 466 (the “Factor”);
the Company and the Factor each a “Party”, and together the “Parties”.

PREAMBLE
IT IS AGREED as follows:
A. BACKGROUND

(A)	The Company has decided to finance its general corporate requirements by entering into a limited recourse and undisclosed Factoring Facility to be provided by the Factor.

(B)
Subject to the terms and conditions of this Agreement, the Company will assign and transfer the Relevant Receivables to the Factor by way of subrogation mechanism, and the Factor will pay the Company for the Transferred Receivables by way of Payments and will Finance the financeable amounts prior to the collection of the Transferred Receivables, it being understood that the Factoring Facility made available by the Factor to the Company shall not exceed the Maximum Financing Amount.

(C)
The Parties have therefore decided to enter into this Agreement in order to set out the terms and conditions applicable to the assignment and transfer of the Relevant Receivables to the Factor and the Factoring Facility resulting therefrom.

B. DEFINITIONS
In this Agreement, the terms set forth below, when used with initial capitalization and not otherwise defined, shall have the following meanings:
“Aged Balance” means the aged customers’ balance sent by the Company to the Factor, with a breakdown by Debtor.
“Agreement” means the present factoring agreement, as amended from time to time.
“Approval” means the approval given by the Credit Insurer in relation to a particular Debtor whereby the Credit Insurer agrees to insure the Approved Receivables up to the Approval Limit in accordance with the Credit Insurance Policy.
“Approval Limit” means the amount up to which the Credit Insurer has given its Approval in relation to the Approved Receivables.
“Approved Jurisdiction” means any of the jurisdictions of incorporation of the Debtors as listed in Annex 6 and amended from time to time; or such other jurisdiction that may be prior approved by the Factor from time to time upon receiving satisfactory legal advice to that effect.
“Approved Receivables” has the meaning ascribed to it in Article 5.3.
“Arrangement Fee” has the meaning ascribed to it in Article 8.3.
“Asset Account” means the account recording the outstanding amounts of Transferred Receivables.
“Authorized Assignee” means (i) any entity of the GE Group, (ii) any credit institution or financing company or central bank, or (iii) any special purpose vehicle created pursuant to articles L. 214-43 et seq. of the French Monetary and Financial Code, any other securitization vehicle, or any regulatory or banking authority, as set out in Article 15.5.
“Bank” means the account bank in the books of which the Collection Account is opened or is to be opened, that is, Natixis and/or any other credit institution duly licensed in France that may be agreed from time to time between the Factor and the Company.
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are generally open in Paris for normal business.
“Collection Account” means the bank account(s) opened or to be opened in the name of the Company for each relevant currency in the books of the Bank(s), (i) in respect of which a Collection Account Tripartite Agreement and a Collection Accounts Guarantee Agreement have been entered into and are in force and (iii) under which the settlements that the Company will receive under the Collection Mandate will be credited.
“Collection Account Guarantee” means the deed executed by the Company and which provides for the assignment to the benefit of the Factor of the credit balance of the Collection Account, in accordance with the provisions of articles L.313-23 to L.313-35 of the French Monetary and Financial Code, as set out in Annex 2.
“Collection Account Tripartite Agreement” means the agreement to be entered into between the Company, the Bank and the Factor in a form and substance satisfactory to the Factor (acting reasonably) and setting forth, together with the principles detailed in Article 6.3 below, the main terms and conditions for the operation and functioning of the Collection Account detailing the operation of the Collection Account.
“Cashing Mandate” has the meaning ascribed to it in Article 6.3.
“Client Guide” means the guide which has been given by the Factor to the Company and which is also accessible through Web Services.
“Closing Date” has the meaning ascribed to such term in Article 10.1.
“Collection Mandate” has the meaning ascribed to it in Article 6.2.
“Collection Procedures” means the Company’s own collection procedures and processes as set out ina document provided by the Company to the Factor in accordance with Annex 1 (as such Collection Procedures may be amended, superseded or updated from time to time with the prior approval of the Factor (acting reasonably)).
“Commitment Period” means the earlier of thirty-six (36) months from the Closing Date or the occurrence of a breach of Financial Covenant or the occurrence of a Servicer Termination Event as set out in Article 10 (unless this Agreement is terminated earlier in accordance with Article 10).
“Computer Relationship Guide” means the procedures and outlines as set out by the Factor, as amended from time to time, that shall be used by the Company for formatting and tele-transmitting information to the Factor in accordance with the Client Guide specifications, as set out in Annex 7.
“Concentration Limit” means the maximum outstanding amount (including VAT) of Financed Amounts in respect of a Debtor or a group of affiliated Debtors which shall not exceed 15% of the aggregate outstanding amount (including VAT) of Transferred Receivables in respect of all Debtors.

“Credit Insurance Assignment Agreement” means the Credit Insurance Assignment Agreement entered into at the latest on the Closing Date by and between (i) the Factor, (ii) the Company and (iii) the Credit Insurer, pursuant to which the Company delegates to the Factor its rights to Insurance Indemnification under the Credit Insurance Policy.
“Credit Insurance Policy” means the credit insurance policy of the Credit Insurer subscribed by the Company with the Credit Insurer in relation to the Transferred Receivables.
“Credit Insurer” means (i) COFACE, a French company with registered office at 10-12, cours Michelet, La Défense 10, 92800 Puteaux, France, registered with the Trade and Companies Registry of Nanterre under number 552 069 791 or (ii) any other Replacing Credit Insurer (as defined under Article 5.2).
“Current Account” means the account opened in the Factor’s books in the name of the Company and recording the amounts paid or payable by the Factor pursuant to the Agreement and those which are due for any reason whatsoever by the Company.
“Debtor” means, in respect of each Transferred Receivable, any legal entity being primarily obliged to pay any amount due under the corresponding Transferred Receivable, as clearly identified at any time in the records of the Company.
“Deferred Availability Accounts” has the meaning ascribed to it in Article 7.5.
“Definanced” and “Definancing” means, for each Transferred Receivable to be definanced pursuant to the terms of this Agreement (and to the extent such Transferred Receivable has given rise to a Financing), the fact of debiting, from the Current Account, an amount equal to the oustanding Amount of that Transferred Receivable and of crediting such amount to the Deferred Availability Account.
“Defaulted Receivable” means any Transferred Receivable remaining unpaid in whole or in part by a Debtor for more than sixty (60) calendar days after its due date and which is not a Disputed Receivable.
"Dilution" means, in respect of the Transferred Receivables, all credit notes, reductions or cancellations items as well as all Transfers-Back and Definancing of Receivables occurring pursuant to the Agreement and other set-off not taken into account in the Rebate Reserve.
“Disputed Receivable” means, in respect of any Transferred Receivable, a refusal to pay by a Debtor of all or part of the outstanding amount of a Transferred Receivable to the Company on the Collection Account, for a reason other than its "insolvency" (as such term is defined in the Credit Insurance Policy). Such Transferred Receivable shall be deemed to be a "Disputed Receivable" up to the relevant amount so disputed.
“Effective Global Rate” has the meaning ascribed to it in Article 8.6.

“Existing Factoring Agreement” means the factoring agreement dated 12 December 2011 entered into between the Company and Natixis Factor and to be terminated prior to the First Assignment Date.

“Existing Receivables” means such Receivables as are outstanding as at the Closing Date which may have been assigned by way of subrogation, security or pledged as security by the Company for obligations owed in connection with the Existing Factoring Agreement, to the extent that assignment by way of security or pledge has been terminated, released or the relevant Receivables have been reassigned to the Company prior to the First Assignment Date in accordance with the terms and conditions of the Protocole de Rachat d’encours executed by the Company, Natixis Factor and the Factor.
“Event(s) of Default” has the meaning ascribed to it in Article 10.4.
“Excluded Receivables” has the meaning ascribed to it in Article 2.2.
“Factoring Commission” has the meaning ascribed to it in Article 8.1.1.
“Factoring Facility” means the limited recourse undisclosed factoring facility made available by the Factor to the Company under this Agreement.
“Finance” means to make available the Financing, as specified under Article 4.2.3 of the Agreement.
“Financed Amounts” means the amounts of Transferred Receivables benefiting from the Financing.
“Financial Covenants” means the financial covenants as specified in Annex 3.
“Financing” means the financing made available by the Factor in respect of Financed Amounts, as specified under Article 4.2.3 of the Agreement.
“Financing Request” as the meaning ascribed to in Article 4.2.3 of the Agreement.
“First Assignment Date” as the meaning ascribed to in Article 4.1.3 of the Agreement.
“GE Group” means any entity affiliated to GE Factofrance.
“Group” means the Parent Company, or, as the case may be, any holding company of the Company that may be substituted subsequently to the rights and obligations of the Parent Company, together with any entities owned or controlled directly or indirectly by the Parent Company or by any such subsequent holding company.
“Holdback Reserve” has the meaning ascribed to it in Article 7.4.
“Holdback Reserve Rate” has the meaning ascribed to it in Article 7.4.2.
“Indemnification Basis” has the meaning ascribed to it in Article 5.3.
“Indemnification Claim” means an indemnification claim (déclaration d'intervention contentieuse) made pursuant to the terms of the Credit Insurance Policy.
“Indemnification Maximum Payment Date” means, in relation to any Transferred Receivable covered in full or in part by the Credit Insurance Policy, the date immediately falling after the expiry of the applicable protracted default period (délai de carence), as provided under the Credit Insurance Policy (or any other date as may be agreed upon among the Company, the Factor and the Credit Insurer).
“Insolvency Proceeding” means any of the following proceedings specified in Book VI of the French Commercial Code as amended from time to time: (i) a safeguard procedure (procédure de sauvegarde), (ii) express financial safeguard (sauvegarde financière accélérée), (iii) a judicial restructuring (redressement judiciaire), or (iii) a judicial liquidation proceeding (liquidation judiciaire), as well as any other proceeding under Book VI of the French Commercial Code (as amended from time to time).
“Insurance Indemnification” has the meaning ascribed to it in Article 5.3.1. (d).
“Mandates” means the Collection Mandate and the Cashing Mandate.
“Material Adverse Effect” means a material adverse effect on: (i) the ability of the Company to perform any of its material obligations under the Transaction Documents; or (ii) the legality, validity, effectiveness or enforceability of any right or any security interests granted or to be granted to the Factor pursuant to the Transaction Documents; or (iii) the collectability or credit quality of a significant portion of the portfolio of Transferred Receivables.
“Maximum Financing Amount” means, on the date of signature of the Agreement, 40,000,000 Euros. Such Maximum Financing Amount may be increased by up to EUR 10,000,000, notably in case of turnover’s increase, subject to the prior GE Group’s credit committee’s approvals and the signing by the Parties of a written amendment to the Agreement.
“Minimum Amount of the Holdback Reserve” has the meaning ascribed to it in Article 7.4.2.
“Non-Approved Receivables” has the meaning ascribed to it in Article 5.3.(e).
“Non-Financed Amounts” means the amounts of Transferred Receivables not benefiting from the Financing.
“Non-Utilization Fee” has the meaning ascribed to it in Article 8.4.
“Offset and Adjustment Account” or “OAA” is a Sub-Account the characteristics of which are set out in Article 7.3.
“Parent Company” means Tecumseh Products Company, a company incorporated under the laws of the State of Michigan (USA) as a corporation, whose registered office is located at 5683 Hines Drive Ann Arbor, Michigan 48108, USA.
“Payment” means the payment of the purchase price for any Transferred Receivables by way of credit of its face value on the Current Account.
“Rebate Reserve” has the meaning ascribed to it in Article 7.5.2.
“Receivables” means any indebtedness owed to the Company by a Debtor as the price for goods or services supplied by such Company to such Debtor in the ordinary course of its business (including, without limitation, any applicable value added tax), together with all rights to payment and the proceeds thereof including (i) all records related to such Receivable, (ii) all accessory rights, guarantees and security interests, (iii) the right to demand payment of principal, interest (except late payment interest, as indicated in Article 2.2) and any other sum howsoever due in respect of such Receivable and all proceeds at any time howsoever arising out of the resale, redemption or other disposal of (net of collection costs) such Receivable and (iv) to the extent applicable and permitted under French law, the Company’s rights to refunds from the relevant tax authorities on account of, if applicable, value added tax in respect of any goods sold or services rendered to a Debtor.
“Reference Period” has the meaning ascribed to it in Annex 3.
“Relevant Receivables” means the Receivables (i) which are eligible for assignment and transfer to the Factor in accordance with the eligibility criteria and procedures specified in Article 2.1, and (ii) which are not Excluded Receivables.
“Reserves” has the same meaning as Deferred Availability Accounts.
“Servicer Termination Event” means any event referred to in Article 6.7.1.2.
“Special Financing Commission” or “SFC” has the meaning ascribed to it in Article 8.2.
“Sub-Account(s)” means any sub-account(s) opened by the Factor under the Current Account.
“Subrogated” means the fact of being substituted pursuant to a Subrogation.
“Subrogate” means to substitute a third party to a creditor pursuant to a Subrogation Payment from such third party to the creditor.
“Subrogatee” means a Subrogated party.
“Subrogation” means, pursuant to article 1250, 1° of the French Civil Code, and as a consideration for the payment by a third party to a creditor of a debt owed to it by a debtor, the substitution of such third party in all the rights, actions, securities or mortgages of the creditor against the debtor up to the amount of the debt so paid by the third party.
“Subrogation Payment” means a payment entailing Subrogation.
“Subrogation Receipt” means a receipt evidencing a Subrogation Payment (quittance subrogative).
“Supplier’s Late Payment Reserve” has the meaning ascribed to it in Article 7.5.3.
“Transaction Document(s)” means any document(s) or agreement(s) entered into or to be entered into by the Company, for the purposes of or in connection with the Agreement, and any other document(s) or agreement(s) relating to any transaction(s) contemplated thereby, as amended from time to time, and includes inter alia any Subrogation Receipt, the Collection Account Tripartite Agreement, the Collection Account Guarantee and the Credit Insurance Assignment Agreement.
“Transferred Back” and “Transferring Back” means any retransfer, retrocession or release of Transferred Receivables from the Factor to the Company arising as a result of Article 4.3 and made pursuant to the procedures set forth in Article 4.3.4.
“Transfer-Back Price” has the meaning ascribed to such term in Article 4.3.4.
“Transferred Receivables” means the Relevant Receivables assigned to the Factor pursuant to the Agreement and which have not been Transferred Back.
“VAT” means value added tax.
“Web Services” has the meaning ascribed to it in Article 11.

C. INTERPRETATION

(a)	The Agreement contains all the rights and obligations of the Parties. It replaces and substitutes any and all prior letters, proposals, offers and agreements between the Parties.

(b)	In this Agreement, unless the contrary intention appears, a reference to:

i.	an Article, a Paragraph or an Annex is a reference to an article, a paragraph or an annex of this Agreement;

ii.	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

iii.	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

iv.	a document includes (without prejudice to any prohibition on amendments) all amendments (however fundamental) to that document;

v.	the singular shall include the plural and vice-versa; and

vi.	time in this Agreement are to local time in Paris (France), unless expressly provided to the contrary.

(c)	In the event of any interpretation difficulties between the headings of the Articles hereof and the text of such Articles, the headings shall be deemed not to exist.

(d)	Words appearing therein in French shall have the meaning ascribed to them under French law and such meaning shall prevail over their translation into English, if any.

(e)	Unless expressly provided to the contrary, all references made in this Agreement to a day are references to a calendar day.

Article 1. PURPOSE

1.1.    Services provided by the Factor

Subject to the terms and conditions of the Agreement, and for all Relevant Receivables, the Factor shall be responsible for:

(i)    paying the Transferred Receivables against Subrogation by crediting the Current Account;
and

(ii)	Financing the Financed Amounts prior to the collection of the Transferred Receivables.

It is agreed between the Parties that (i) no notice of Subrogation to the benefit of the Factor shall be sent to Debtors, and (ii) the Factor grants Mandates to the Company for the collection and cashing of the Transferred Receivables. However, in case of revocation of the Mandates, the Factor shall be responsible for:

(i)	notifying the Debtors of the assignment of the Transferred Receivables by means of Subrogation;
(ii)    ensuring the collection and cashing of the Transferred Receivables; and
(iii)    managing the Debtors positions.

1.2.	Exclusive rights

(a)
As consideration for the services provided by the Factor, the Company undertakes to transfer title to the Transferred Receivables exclusively to the Factor. Consequently, the Company undertakes not to enter into any agreement which would grant rights to third parties over such Transferred Receivables. In addition, the Company undertakes that, once a Transferred Receivable has been assigned and transferred to the Factor in relation to a Debtor, it will, subject to the terms and conditions of this Agreement, subsequently transfer to the Factor all new Relevant Receivables relating to such Debtor provided that the Factor will be entitled not to Finance Receivables owed by a Debtor not complying with the instructions to pay to the Collection Account in a manner compliant with this Agreement.

(b)
The Company represents that it is not bound by any factoring agreement or other agreement having a similar effect, except for the the Existing Factoring Agreement. The Company undertakes as from the Closing Date and for so long as this Agreement remains in force, not to enter into any factoring agreement or other agreement having a similar effect other than this Agreement.

ARTICLE 2. SCOPE OF APPLICATION

2.1. Relevant Receivables

Each Relevant Receivable under this Agreement shall bear, inter alia, the following eligibility criteria:

i.	It shall be fully owned by the Company;

ii.	it shall result from the sale of products or related provision of services in the ordinary course of its business and in accordance with any document evidencing the origination of the receivables;

iii.	it shall have been originated and monitored in accordance with the Company’s Credit and Collection Procedures and it shall be payable in France;

iv.	it shall be governed by French law or by a law on which the Factor has given its prior approval after proper due legal analysis;

v.	it can be denominated either in Euro (EUR), US Dollars (USD), Pound Sterling (GBP) or in any other currency in respect of which the Factor has given its prior approval;

vi.	it shall exist and constitute legal valid, binding and enforceable payment obligations of the relevant Debtor;

vii.
it shall be fully capable of transfer without any ban of assignment or the requirement of any consent from a Debtor or a third party (unless such consent has been obtained to the satisfaction of the Factor prior to the transfer of the relevant receivable);

viii.	it shall be free from any security interest, rights of third parties or adverse claims and shall not have been previously assigned to third parties;

ix.	the Debtor under each receivable shall be located in France or in an Approved Jurisdiction;

x.	it shall not be paid or payable by means of cash or credit card;

xi.	no receivable shall arise out of a contract the performance of which has been wholly or partly subcontracted;

xii.
no receivable shall arise out of the context of works or related contracts, where payment, even after unconditional acceptance, is subject to verifying the performance of an obligation by the Company or completion of additional services, deliveries or other milestones;

xiii.
no receivable shall arise out of invoices issued in respect of Debtors or Debtors’ affiliates who are also suppliers of the Company or with which the Company maintains a relationship of dependence or interdependence;

xiv.	it is not subject to any set-off right or counterclaim exercised by the relevant Debtor;

xv.	it shall not be owed by a Debtor in respect of which the Factor is prohibited to purchase receivables pursuant to applicable regulation; and

xvi.
at the time of the transfer, the relevant Debtor will not be in safeguard (“sauvegarde”), judicial recovery (“redressement judiciaire”) or judicial liquidation proceeding (“liquidation judiciaire”) as provided for under Book VI of the French Commercial Code or analogous proceedings in other jurisdictions.

2.2. Excluded Receivables

The following Receivables shall not be assigned by the Company pursuant to the Agreement (the "Excluded Receivables"):

(i)	receivables solely corresponding to penalties and late payment interests; and

(ii)
receivables corresponding to Receivables which are subject to adverse claims from third parties, or receivables which are, on the date on which they are purported to be transferred to the Factor, Disputed Receivables.

The Company is responsible for complying with these eligibility criteria and exclusions when submitting Receivables to the Factor for transfer. The Factor shall not be responsible for verifying their application.

2.3. Financed Receivables
Each Transferred Receivable which satisfies the following criteria will be capable of being Financed from time to time by the Factor pursuant to this Agreement (and notably the sending of a Financing Request by the Company to the Factor pursuant to Article 4.2.3) (each, a "Financed Receivable"):

(i)
it is (A) an Approved Receivable, unless otherwise agreed by the Factor or (B) in respect of Transferred Receivables exceeding the Approval Limits, the share of the relevant Transferred Receivable exceeding the Approval Limit does not exceed the lower of (a) the amount of its Approval Limit and (b) EUR 500,000 and provided further that the total share of Transferred Receivables that is above the Approval Limits shall not exceed the lower of (x) 20% of the total outstanding amount of Transferred Receivables or (y) EUR 8,000,000.

(ii)	it is not (A) a Disputed Receivable or (B) a Defaulted Receivable (except for Existing Receivables which shall not be overdue at the time of their transfer to the Factor);

(iii)
the invoice documenting the Transferred Receivable shall have been issued less than thirty (30) days prior to the contemplated transfer to the Factor (except for Existing Receivables, with respect to which the relevant invoices relating to the relevant Existing Receivables shall not have been issued by more than 120 days before the First Assignment Date);

(iv)
it has a maturity date (maturity date being the period between the date of issuance of the invoice and the due date as indicated on the invoice) as permitted by applicable law (for example in France by article L. 441-6 of the French Commercial code as regards French law) or if the Credit Insurance Policy provides for a shorter maximum maturity date, as defined in the Credit Insurance Policy, but in no event more than one hundred and twenty (120) days; and

(v)	the Financing of such Transferred Receivable will not trigger a breach of the Concentration Limit.

ARTICLE 3. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

3.1. Representations and warranties

The Company represents and warrants to the Factor as follows. These representations and warranties are made by the Company on (i) the date of signature of the Agreement and each Transaction Document and (ii) the assignment of each Transferred Receivable, and they shall remain valid as long as any amount or any obligation is outstanding under the Agreement.

3.1.1. Representations and warranties relating to the Company

(a)
Status and compliance with applicable laws: it is a company validly incorporated and existing under the laws of its place of incorporation, it is in compliance in all material respects with all of the applicable laws, rules, regulations and/or orders relating to its incorporation, organisation and activity,;

(b)
Powers, authorisations and consents: it has full power and authority, and no governmental or regulatory consent is required in order to enter into the Agreement and the Transaction Documents, and it has taken all action necessary to authorise the execution, delivery and performance by it of the Agreement and the Transaction Documents;

(c)
Non-violation: the execution, delivery and performance of the Agreement and the Transaction Documents, and the use of the proceeds made pursuant to the Agreement and the Transaction Documents, do not contravene or violate in any material respect (i) its memorandum and articles of association, (ii) any law, rule, regulation or orders applicable to it, (iii) any restrictions under any agreement, contract, deed or instrument to which it is a party or by which it or any of its property is bound, including any negative undertaking covenants or termination events provided for in its existing financing or credit facilities or debt issuance programs or (iv) any order, writ, judgement, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any adverse claim on or with respect to any of its assets or undertakings;

(d)
Legal validity: the Agreement and the Transaction Documents (and in particular each Subrogation Receipt) constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms;

(e)
Accounts: the Company’s most recent audited annual accounts and the Parent Company’s most recent audited consolidated and non-consolidated annual accounts, copies of which have been furnished to the Factor, respectively present a true and fair view in all material respects of the Company’s, and the Parent Company’s financial condition, as applicable, as at that date and of the results of their operations for the period then ended, all in accordance with applicable accounting standards consistently applied;

(g)
No litigation: except in respect of the litigations which are pending as at the Closing Date and as listed in a document to be provided by the Company to the Factor in accordance with the condition precedent N°3.10 to the Agreement, there are no current material actions, suits or proceedings pending against or affecting it, or to its knowledge, threatening it, or any of its properties, in or before any court, arbitrator or other body, which, based on information provided by it as well as any public information relating to such actions, suits or proceedings, are reasonably likely to have a Material Adverse Effect;

(h)
No default: it is not in default with respect to any order of any court, arbitrator or governmental body, or under any contractual or other obligation, which is material to its business or operations and which has or would have a Material Adverse Effect;

(i)
Accuracy of information: all information furnished in writing by it to the Factor (including the accounts mentioned in Article 3.1.1 (e), and the information provided in connection with each transaction) for the purposes of or in connection with the Agreement or the Transaction Documents, is true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any intended material misstatement of fact;

(j)
Principal place of business: its principal place of business and main executive office and the offices where it keeps all its books, records and documents evidencing the Transferred Receivables and the related contracts are located at its address of incorporation;

(k)
Capacity to identify and individualise: at any time, it has operating systems capable of identifying and individualising in a reasonably clear and precise manner each Transferred Receivable and all collections received in respect thereof;

(l)	Records: all records and the back-up system held off-site by it are accessible to the Factor, subject to the access conditions set out in Article 6.6, and are accurate in every material respect;

(m)
No Insolvency Proceedings: no step has been taken or is intended to be taken by the Company or, so far as the Company is aware, by any other person, that would constitute, or already constitutes as of the date of signature of the Agreement, an Insolvency Proceeding or any other procedures under Livre VI of the French Commercial Code, as amended from time to time, in respect of the Company;

(n)	No VAT: no VAT or equivalent tax is applicable in respect of any sale of Transferred Receivables to the Factor; and

(o)
Data protection: the Company is in compliance in all material respects with material provisions of all applicable data protection laws (including without limitation the Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data) applicable to it or its business or other property.

3.1.2. Representations and warranties relating to the Receivables

(a)
Compliance of Relevant Receivables with criteria: each of the Relevant Receivables offered for assignment to the Factor under the Agreement complies, at the time of the relevant offer and assignment date, with the criteria set out in Article 2;

(b)	Ownership of Relevant Receivables: each of the Relevant Receivables is fully owned by the Company and is free and clear of any material adverse claim;

(c)
No Violation: the assignment of the Transferred Receivables will not violate in any material respect any law or any agreement by which the Company may be bound, and, upon such assignment, such Transferred Receivables will not be available any longer to the creditors of the Company in the context of an Insolvency Proceeding or any other procedures under Livre VI of the French Commercial Code opened, as the case may be, in respect of the Company;

(d)
Transfer of title: upon the assignment of any Transferred Receivables and any related security, the Factor will have all the rights, interests, benefit and title of the Company in respect thereof as well as the related and accessory security then existing in respect thereof, free and clear of any adverse claim; and

(e)	No security interests: there are no security interests over or in respect of all Transferred Receivables and/or the Collection Account (otherwise than in accordance with this Agreement).

3.2. Undertakings

The Company undertakes to the Factor as follows:

(a)
Obligation of transfer: as from the First Assignment Date, following any assignment of a Transferred Receivable regarding a specific Debtor, it shall be obliged to transfer to the Factor all present and future Relevant Receivables in respect of the said Debtor;

(b)	Execution of obligations: it shall promptly and fully perform and comply with all of its obligations under the Agreement and under the Transaction Documents;
(c)    Delivery of documents, obligation of information and access:

(i)
it shall supply to the Factor (or to any person appointed by the Factor) such documents and information in respect of itself, the Transferred Receivables and the related security as the Factor may reasonably request, notably, in order to verify the Company’s compliance with its obligations under this Agreement;

(ii)	it shall, promptly upon becoming aware of such facts or events, notify the Factor of any fact or event concerning the Transferred Receivables which has a Material Adverse Effect;

(iii)
it shall permit the Factor and its agents or representatives, upon reasonable written notice, to visit its operational offices not more than twice a year for field audits during normal office hours (with no business disruption), in order (A) to carry out a specific review of financial, accounting or other relevant items relating to potential liabilities of the Company in the course of its business which may have an adverse impact on the rights of the Factor under the Transaction (such as accounts payable ledgers, tax and social security liabilities) and/or a review of the portfolio of Transferred Receivables, the Debtors and related items (such as bank statements), (B) to examine, make and take away copies of the Records that are in its possession or under its control including any contracts related to the Transferred Receivables (including, notably, the related invoices (factures or equivalent documents), purchase orders (bons de commande or equivalent documents), certificates of transport (bons du transporteur or equivalent documents), or expedition certificate (bon d'expédition or equivalent documents), or delivery certificate (bon de livraison or equivalent documents)), and to discuss matters relating to the Transferred Receivables, the Debtors, any related item or the performance of its obligations under the Transaction Documents, with any of the officers or employees designated by the relevant Party as having knowledge of such matters; it being understood that notwithstanding the foregoing, subject to reasonable prior written notice, (a) specific one-day audits may be carried out during normal business hours to allow the Factor to carry out any follow-up verifications and checks in respect of any of its findings during the above-mentioned field audits as may be deemed necessary by the Factor (acting reasonably) and (b) commercial visits to the registered office of the relevant party by the Factor shall not be considered as "audits" for the purposes of this paragraph;

(d)
Collection and cashing: it shall maintain and implement the Collection Procedures, and procure that they be maintained and implemented (including, without limitation, an ability to recreate records on a best effort basis in the event of their destruction), and it shall keep and maintain, all documents, computer discs, books, records and other information necessary for the collection of all Transferred Receivables, and procure that they be kept and maintained (including, without limitation, records adequate to permit the adequate identification of all collections);

(e)
Payment of taxes (Transferred Receivables): it shall pay punctually all amounts of VAT, if any, and other taxes in connection with any Transferred Receivables or any related contract and shall comply with all obligations with respect thereto, to the extent such taxes are not being disputed in good faith by the Company;

(f)
Payment of taxes (Agreement and Transaction Documents): it shall pay any and all stamp duty, sales, excise, registration and other taxes, duties, charges or similar levies payable or determined to be payable in connection with the execution, delivery, registration, or performance of the Agreement and the Transaction Documents, to the extent such taxes are not being disputed in good faith by the Company;

(g)
No assignment: as from the Closing Date, it shall not (otherwise than in accordance with the Agreement) (a) sell, assign or otherwise dispose of, or create or suffer to exist any adverse claim upon or in respect to any Transferred Receivable or any contracts relating thereto, nor (b) assign or transfer any right to receive payment in respect thereof and it shall defend the right, title and interest of the Factor in, to and under any of the foregoing property, against all claims of third parties;

(h)	No change in business: it shall not make any change in its business which has or shall most likely have a Material Adverse Effect;

(i)
Preservation of corporate existence: it shall preserve and maintain its corporate existence and shall maintain all licences, authorizations and certifications necessary to the performance of its business;

(j)	Safe-keeping of documents: it shall hold in a secure and safe from damage location all documents relating to Transferred Receivables;

(k)
No amendment to the Credit Insurance Policy and/or contracts: it shall not modify the terms and conditions of the Credit Insurance Policy and/or any contract relating to any Relevant Receivable to be offered for assignment or, any Transferred Receivable which modification or amendment has or would most likely have a Material Adverse Effect or would reasonably likely adversely affect the eligibility thereof or the collection, unless it has received the prior written approval of the Factor, such approval not to be unreasonably withheld;

(l)
Change in place of storage: it will not change any office or location where books, Records and documents evidencing the Transferred Receivables are kept without prior notifying the Factor at the latest ten (10) calendar days before making such change of the new location of such books, record and documents;

(m)	Notification: it will notify the Factor within thirty (30) calendar days prior to changing its name, identity or corporate structure or relocating its registered office;

(n)
No merger: it shall not, if it may have a Material Adverse Effect, operate a corporate reorganization, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person, unless such reorganization, merger, consolidation or disposition is prior approved by the Factor, such approval not to be unreasonably withheld;

(o)	Provision of information:
(i)    the Company shall deliver to the Factor (a) annually, as soon as reasonably practicable and no later than 180 days from its year end, copies of the audited consolidated and individual annual financial statements of the Parent Company, and the audited annual financial statements of the Company, in each case together with the relevant auditors’ reports, (b) no later than 30 days after each Reference Period, a compliance certificate in an agreed form demonstrating compliance with the Financial Covenants, and (c) monthly, copies of the account payables ledger (balance fournisseur) of the Company, and

(ii)	the Company shall deliver to the Factor the following general information:

a)	promptly, upon becoming aware of them, the details of any material dispute relating to the Transferred Receivables;

b)
promptly, upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current pending or, to the Company’s knowledge,, threatened, against the Company, in each case, which has or which would most likely have a Material Adverse Effect;

c)	promptly, upon request of the Factor (acting reasonably), such information regarding the financial condition, business and operations of the Company;

d)
promptly, upon request of the Factor (acting reasonably), such documentation and other evidence as reasonably requested by the Factor in order to carry out and be satisfied that it has complied with all necessary "Know Your Customer" requirements as per GE policy or other similar checks under any applicable laws or regulations;

e)	such other financial information relating to the portfolio of Transferred Receivables as the Factor may reasonably request in writing (notably in respect of the Rebate Reserve);

f)
promptly, prior to any such non-renewal, termination or change taking effect, in accordance with Article 5.2, notice of any non-renewal or termination of a Credit Insurance Policy or of any other circumstance that may result in the Factor no longer benefitting from the delegation of rights to Insurance Indemnification or the relevant rights as co-beneficiary of the Credit Insurance Policy under or pursuant to the Credit Insurance Assignment Agreement; or

g)	such other information relevant to the Company as the Factor may reasonably need and request in the context of this Agreement;

(p)
Authorisations: it will promptly obtain, maintain and comply with the terms of, any authorisation required under any law or regulation (i) to enable it to perform its obligations under, or (ii) for the validity or enforceability of, the Agreement and the Transaction Documents;

(q)
No security interest: as from the Closing Date, it will not create or allow to exist any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect, on the Transferred Receivables or on the Collection Account (except as contemplated in the Agreement);

(r)	Financial records: it will record the assignment of a Transferred Receivable pursuant to the Agreement as a sale of such Transferred Receivable in its financial records;

(s)
Rebates – bounced payments (remises, participations commerciales de fin d’année) : it shall supply to the Factor, prior to the Closing Date and thereafter on a monthly basis no more than 30 days after the relevant month end , reports listing bounced payments, accrued rebates or rebate payments remaining due to the Debtors;

(t)
Full compliance: it will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgements, injunctions, decrees or awards to which it may be subject, with a view of there no being any Material Adverse Effect;

(u)
Checks on existence and creditworthiness of Debtors: prior to entering into a commercial relationship with a Debtor, the Company will carry out checks on the existence and creditworthiness of such Debtor;

(v)	Financial Covenants: the Company shall be in compliance with the Financial Covenants;

(w)
Information on Insolvency Proceedings: subject to applicable law, and as soon as becoming aware of such event, it undertakes to inform the Factor of the commencement or taking of any step relating to it that would constitute or already constitutes an Insolvency Proceeding.

(x)
Collection Procedures: the Company shall maintain and comply with the Collection Procedures and shall not make any change in the Collection Procedures which is likely to have a Material Adverse Effect (in which case it shall inform the Factor at the latest five (5) Business Days prior to making any such change); and

(z)	Collection Accounts: the Company shall not domicile settlements received or to be received by it in respect of Transferred Receivables in accounts or sub-accounts which are not Collection Accounts.

Any breach of any of the above-listed representations, warranties and undertakings, provided such breach can be remedied, will be subject to a grace period of 5 Business Days of the earlier of the Factor giving notice of the breach to the Company and the Company becoming aware of such failure to comply.

ARTICLE 4. PAYMENT AND FINANCING OF RECEIVABLES

4.1. Payment and assignment of Transferred Receivables

4.1.1. Remittance of invoices by the Company

The Company shall, for the purposes of assignment, present the Relevant Receivables to the Factor and, as further specified below, it shall either provide the Factor with, or make available to the Factor, the information evidencing such Relevant Receivables as specified in Article 4.1.1.2, subject to the restrictions therein.

4.1.1.1. Frequency of remittances

The Company (or the Factor, in the event of the revocation of the Mandates) shall be responsible for sending originals of the invoices to the Debtors. Remittances of invoices relating to Relevant Receivables by the Company to the Factor shall be made up to a maximum of twice a week.

4.1.1.2. Justifying documents

The Company undertakes to provide the Factor with relevant invoices at its reasonable request, as soon as reasonably practicable, but no later than 7 Business Days after such request, together with any other documents evidencing the Relevant Receivables.

On each assignment of a Transferred Receivable, the Company shall:

(i)	transmit by tele-transmission to the Factor not later that one Business Day preceding the Subrogation, a file complying with the Computer Relationship Guide; and

(ii)	keep the following documents available to the Factor, subject to a reasonable timeframe and upon any request of the Factor acting reasonably:

•	purchase order (bon de commande);

•	certificate of transport (bon du transporteur) or expedition certificate (bon d’expédition);

•	delivery certificate (bon de livraison);
or any equivalent documents issued by the Debtor (fax, e-mail, etc.), and, more generally, any documents evidencing the existence and validity of the Transferred Receivables.

4.1.1.3. Legal and regulatory requirements
For all invoices equal to or in excess of EUR 150,000 (excluding VAT) the Company undertakes to provide the Factor with the following documents, each of them being duly signed and stamped:
(i)    invoice (facture),
(ii)     purchase order (bon de commande),
(iii)    certificate of transport (bon du transporteur) or expedition certificate (bon d’expédition).
(iv)    delivery certificate (bon de livraison).
Prior to any invoicing in connection with a contract entered into by the Company with the French public entity being the signatory of a public sector contract (marché public), the Company agrees to assign to the Factor, pursuant to articles L. 313-23 to L. 313-35 of the French Monetary and Financial Code, the public sector contract (marché public) in connection with which the invoice has been issued and to deliver to the Factor upon request the sole original (exemplaire unique)of the public sector contract (un exemplaire du marché privé) or if applicable, the certificate of assignability (certificate de cessibilité).

4.1.2. Subrogation Payment by the Factor

The Factor shall pay the Transferred Receivables by crediting the Current Account with an amount equal to the face value including the VAT applicable thereto of such Transferred Receivables. Such payment will constitute a Subrogation Payment as a consideration of which the Company shall Subrogate the Factor in all the rights, actions, securities and mortgages of the Company against the Debtors up to the amount so paid by the Factor in relation to the Transferred Receivables. The Factor shall have absolute title to, and shall remain the sole owner of any Transferred Receivable so assigned, even in the event that the Current Account is debited and until the Transferred Receivable shall have been actually reimbursed pursuant to the terms of the Agreement, inter alia, and without limitation, Articles 4.3, 8 and 12.

The Company hereby and in advance expressly confers to the Factor a global and permanent Subrogation Receipt substantially in compliance with the form set out in Annex 4, fully legal and enforceable, of the Subrogation intervened to the benefit of the Factor, completed at the time of any Subrogation Payment made by the Factor for each Transferred Receivable by the entry to the credit of the Current Account. At any time, the Factor shall have the right to ask the Company to sign a specific Subrogation Receipt relating to one or several Transferred Receivable.

The Company guarantees the existence and validity of the Transferred Receivables and the fact that the Transferred Receivables and the assignment of such Transferred Receivables is enforceable against the Debtors and any and all other relevant third parties, in such manner that the Subrogation shall in no way be deprived of effect, whether legally or "de facto".

4.1.3. Takeover of Existing Receivables

At the Closing Date and at the request of the Company as the case may be, in order to make an overall transfer of its customer’s position, the Factor accepts at the first Assignment Date following the Closing Date (the "First Assignment Date") to be subrogated in the right of the Company with respect to the Existing Receivables arising prior to such effective date provided that (i) the relevant invoices relating to the relevant Existing Receivables have not been issued by more than 120 days before the First Assignment Date and (ii) the Factor shall not Finance Relevant Receivables so assigned which are overdue or are Disputed Receivable as at the relevant Assignment Date.

4.2. Financing of Financed Amounts

Following the receipt of the electronic file referred in Article 4.1.1.2 (i), the Factor shall determine the amount of Transferred Receivables which shall be financed under the following criteria.
4.2.1. Financed Amounts
Subject to Article 4.2.2, the amounts of the Transferred Receivables which may be financed shall correspond to the sum of:

(i)
the aggregate face value including VAT of the Financed Receivables less (i) the amounts of the Holdback Reserve and the Rebate Reserve and (ii) as the case may be, any outstanding debit position of the Current Account as at the relevant date; and

(ii)	the amounts that shall be, by definition, Non-Financed Amounts but that the Factor has nevertheless elected, in its absolute discretion, to finance.
4.2.2. Maximum Funding Amount
The Parties agree that (i) the amounts of the Transferred Receivables which may be financed for the Company on any day cannot exceed the Maximum Funding Amount less the aggregate Financed Amounts as at such day and (ii) that, for the avoidance of doubt, the total amount of the Financed Amounts shall never exceed the Maximum Funding Amount.
4.2.3. Financing requests or transfer to a Deferred Availability Account

(a)
Following the determination by the Factor of the amount of Transferred Receivables which may be Financed, the Company shall promptly send to the Factor an e-mail specifying the Financed Amounts in respect of which the Company requests Financing (a “Financing Request”). Financing Requests shall be sent to the following address: ge-busudest2@ge.com.

(b)
If a Financing Request in Euros is sent by the Company to the Factor (i) before 11 a.m. on a given Business Day, Financing will be made available by the Factor to the Company on the same Business Day, or (ii) after 11 a.m. on a given Business Day, Financing will be made available by the Factor to the Company on the following Business Day.

(c)
If a Financing Request in United States Dollars (USD), Great Britain Pound (GBP) (or any other currency approved by the Factor) is sent by the Company to the Factor (i) before 10 a.m. on a given Business Day, Financing will be made available by the Factor to the Company two (2) Business Days afterwards, or (ii) after 10 a.m. on a given Business Day, Financing will be made available by the Factor to the Company three (3) Business Days afterwards.

(d)
Financings from the Factor to the Company shall be made in the currency of the relevant Transferred Receivables and, for the avoidance of doubt, all foreign exchange risk and cost (if any) will be borne by the Company.

(e)
The Factor shall promptly make the Financing in respect of the Financed Amounts by debiting such amounts from the available balance of the Current Account and paying them to the Company by issuing a transfer (virement) to such account as the Company may from time to time specify.

(f)	The Factor shall debit the Non-Financed Amounts from the Current Account and credit them to a Deferred Availability Account.

4.3. Definancing or Transfer Back
4.3.1. Disputed Receivables

(a)	The Company undertakes to promptly inform the Factor upon becoming aware that a Transferred Receivable has become a Disputed Receivable.

(b)
From the issuance of a notice of dispute by the Company to the Factor, the Company shall have a maximum term of 30 calendar days to obtain a written commitment to pay (bon à payer) from the Debtor of the relevant non matured Disputed Receivable. If the relevant Disputed Receivable is overdue, such period shall not exceed thirty (30) calendar days after its due date. At the end of such period and in case of non-payment, the Factor may Definance the Disputed Receivable by debit from the Current Account of an amount not exceeding the amount of the Disputed Receivable and credit of such amount to a Deferred Availability Account.

(c)
In any case, at the sole discretion of the Factor, any Disputed Receivable remaining unpaid in whole or in part by a Debtor for over one hundred and fifty (150) days after its due date may be Transferred Back pursuant to the procedure set forth in Article 4.3.4 below.

(d)
If the claim concerns the existence of the Transferred Receivable (absence of an order or delivery, etc.) or if the Transferred Receivable is disputed in the context of a legal action, the relevant Company may not benefit from the period mentioned in paragraph (b) above and the Transferred Receivable may be immediately Transferred Back by debiting from the Current Account of an amount not exceeding the amount of the Disputed Receivable and crediting of such amount to the Assets Account in order to revoke, as from the reimbursement of the debit position of the Current Account if any, the Subrogation Payment up to such amount.

4.3.2. Defaulted Receivables
Receivables Financed on a non-recourse basis

(a)
The Factor shall not Definance (or request the Transfer-Back of) any Defaulted Receivable (or any portion thereof, as applicable) which has been Financed by the Factor on a non-recourse basis in accordance with Article 5.3.2 (a), if the Company has duly requested the Credit Insurer to handle the collection of such Defaulted Receivables by filing an Indemnification Claim to it, in which case the Company shall (i) notify the Factor, no later than five (5) Business Days before the end of the 60-calendar day past due period for the Defaulted Receivables, that it has duly filed the relevant Indemnification Claim with the Credit Insurer and (ii) provide the Factor with satisfactory evidence and justifications that (a) all relevant proceedings and/or action under the Credit Insurance Policy have been duly and properly taken by the Company with the Credit Insurer (including by making the required declarations and Indemnification Claims in a timely manner) and (b) the relevant Defaulted Receivables will be indemnified by the Credit Insurer.

(b)	Despite the foregoing, the Factor may Definance (or request the Transfer-Back of) any Defaulted Receivable (or any portion thereof, as applicable) mentioned in sub-paragraph (a) above if:

(i)
(A) no indemnification in respect thereof has been received by the Factor from the Credit Insurer on the Indemnification Maximum Payment Date or as a result of the Company failing to comply with its obligations under sub-paragraph (a) above at any time during the relevant indemnification period, or (B) the Credit Insurer has notified the Company or the Factor at any time during the relevant indemnification period that it will not give indemnification in respect of such Defaulted Receivables under and in accordance with the terms and conditions of the Credit Insurance Policy; or

(ii)
any Party to this Agreement or the Credit Insurer has become aware that the relevant Defaulted Receivable constitutes a Disputed Receivable (it being understood that, in case the Company becomes aware of a litigation in respect of Transferred Receivables, it shall comply with its information undertaking under Article 6.5).

Receivables Financed on a recourse basis

In relation to any Defaulted Receivable (or any portion thereof, as applicable) which has not been Financed by the Factor on a non-recourse basis either because such Receivable constituted a Non-Approved Receivable (in whole or in part) or as a result of Article 5.3.2 c), the Factor may Definance it at any time (or request its Transfer Back pursuant to the procedure set forth in Article 4.3.4 below).

Transfers-Back

For the avoidance of doubt, the Factor shall have the right to Transfer Back (pursuant to the procedure set forth in Article 4.3.4 below) any Defaulted Receivable upon the occurrence of the Indemnification Maximum Payment Date.

4.3.3. Transfers-Back of certain Transferred Receivables
As from determination that a Transferred Receivable (i) did not comply with the eligibility criteria set forth in Article 2.1 above at the time of its transfer or (ii) was an Excluded Receivable at the time of its transfer to the Factor, the Factor will be entitled to Transfer Back such Transferred Receivable to the Company at any time. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Transfer Back pursuant to this Article 4.3.3 shall in no event constitute an Event of Default under this Agreement or any Transaction Document, unless the aggregate amount of Transferred Receivables which do not comply with the eligibility criteria set forth in Article 2.1 above or which are Excluded Receivables exceeds at any time 2% of the amount of outstanding Transferred Receivables.

4.3.4. Procedure for the Transfer-Back of Transferred Receivables – Retransfer Modes

(a)
The Parties agree that any Transfer-Back of all relevant Transferred Receivables to be made pursuant to this Agreement shall take place through an automatic rescission (résolution de plein droit) of the transfer having taken place over such Transferred Receivables, in accordance with the following procedure:

(i)
if the Transfer-Back is requested by a Party pursuant to the Agreement, by no later than 10.00 a.m. on each relevant Business Day, that Party shall deliver to the other Party a Transfer-Back file containing the list of all outstanding Transferred Receivables originated by the Company which have been assigned to the Factor and that are to be Transferred Back to it (the "Affected Receivables"),

(ii)
by no later than 10.00 a.m. on the immediately following Business Day, the Factor shall notify to the Company the details of the calculations of the rescission price of the Affected Receivables which shall be, unless otherwise agreed by the Parties, equal to the amount of the Payment made by the Factor with respect to such Affected Receivables less the collections, the reductions or cancellations items and any Insurance Indemnification relating thereto (but only to the extent such collections, reductions, cancellation items and/or Insurance Indemnification were retained by the Company and not turned over to the Factor) (the "Transfer-Back Price");

(iii)
by no later than 10.00 a.m. on the immediately following Business Day, the Company shall instruct the Factor to make the payment of the relevant Transfer-Back Price by way of debit of such relevant Transfer-Back Price from the relevant Current Account and credit of such amount to the Asset Account, provided that the payment of such Transfer-Back Price shall only be deemed to occur once the rule set forth in Article 7.1.5, has been complied with.

(b)	Upon full payment of the agreed Transfer-Back Price, the transfer of the Transferred Receivables shall be automatically rescinded (résolu de plein droit) without any further formality.

ARTICLE 5. APPROVAL

The Company’s rights to Insurance Indemnification under the Credit Insurance Policy are delegated to the Factor pursuant to the Credit Insurance Assignment Agreement.
5.1. Management of the Credit Insurance Policy
The Company shall remain responsible for managing the Credit Insurance Policy and the obligations attaching thereto, and in particular, the Company will seek the Approval of the Credit Insurer by providing the Credit Insurer with a list of Debtors.
The Company undertakes to provide the Factor, promptly upon its request, with a copy of its turnover statements, as well as evidence of payment of premiums, and to keep it regularly informed of its dealings with the Credit Insurer.

It is agreed between the Parties that the Factor may, in order to protect its rights, and whether or not the Mandates have been revoked, act in the place of the Company, in respect of the Credit Insurance Policy only, if necessary with respect to:

-    statements of factored turnover;

-	payment out of the available amount in the Current Account of premiums which remain unpaid by the Company on due date;

-	notifications relating to litigation and extensions of payment due dates;

-	notification of non-payments pursuant to the terms of the Credit Insurance Policy.

The Factor may so act provided only it is strictly necessary to ensure the continuation of the Credit Insurance Policy and maintain its effects in order to preserve the Factor’s rights.

As specified in the Credit Insurance Assignment Agreement, the Company expressly authorises the Factor and the Credit Insurer to exchange all information relating to the Company, its business, clientele and all payment defaults likely to arise in connection with the Transferred Receivables. The Factor undertakes to promptly inform the Company of the existence and the content of any such exchanges.
5.2. Changes to the Credit Insurance Policy

(i)
The Company shall seek the prior approval of the Factor for any change relating to the Credit Insurance Policy (other than those changes related to Approval Limits and solely applicable to future Receivables), the Credit Insurer or the Credit Insurance Assignment Agreement which is likely to affect the rights of the Factor under this Agreement or the Transaction Documents.

(ii)
The non-renewal or the termination of the Credit Insurance Policy or any other circumstance that may result in the Factor no longer benefiting from the delegation of rights to Insurance Indemnification under the Credit Insurance Assignment Agreement, must be promptly notified to the Factor, and if the Factor is not informed in due time by the Company, the Factor shall be entitled to terminate the Agreement without notice, without prejudice to any other rights it may have.

(iii)
The Factor shall also be entitled to terminate the Agreement in case of a material downgrade, i.e. a credit rating falling below investment grade~~)~~, affecting the Credit Insurer, or in case it cannot benefit, in full or in part, of the delegation of rights to Insurance Indemnification under the Credit Insurance Assignment Agreement, in particular in case of any failure of the Credit Insurer with respect to its contractual obligations vis-à-vis the Factor under the Credit Insurance Assignment Agreement, in the absence of regularisation or communication of any ad hoc amendment within the contractual time frame, or in case of a significant modification of the Insurance Indemnification, provided however that the Company can seek to replace, prior to the termination of the Agreement, the Credit Insurer by a credit insurer acceptable to the Factor (the “Replacing Credit Insurer”) in order to remedy such circumstances (to the extent capable of remedy) and avoid the termination of the Agreement, subject to the prior approval of the Factor. Such approval shall not be unreasonably withheld provided that the Factor is reasonably satisfied with the creditworthiness of the Replacing Credit Insurer, with the terms of the Credit Insurance Policy and Credit Assignment Agreement, and with the capacity of the Replacing Credit Insurer to provide on a timely basis adequate information on Approval Limits, and that such Credit Insurer offers Approval Limits equivalent to the ones offered by the replaced Credit Insurer.

(iv)
Without prejudice to the right of the Company to find, prior to the termination of the Agreement, a Replacing Credit Insurer in accordance with paragraph (iii) above, the termination of the Credit Insurance Policy shall automatically give rise to the termination of the Agreement, which shall take effect on the same date.

5.3. Limited Recourse
The Factoring Facility shall be a limited recourse factoring facility subject to the limits set up in this Article 5.3.
5.3.1 Definitions

(a)	Any Transferred Receivable, taken individually, shall be deemed to be an "Approved Receivable" to the extent:

i.	it is covered (in whole or in part) by the Credit Insurance Policy;

ii.	it is capable of being indemnified by the Credit Insurer subject to the maximum indemnification rate (quotité garantie) applicable thereunder;

iii.
it remains within both (A) the Approval Limit being applicable to the relevant Debtor; and (B) the global limit of the Credit Insurer's yearly maximum liability (limite maximum de décaissement) under the Credit Insurance Policy, as such limit may be adjusted pursuant to sub-paragraph (b) below up to the Remaining Indemnification Amount following the occurrence of one or several indemnification events throughout the year (the "Maximum Insurance Liability");

(b)
For the avoidance of doubt, upon any claim (sinistre) arising in respect of a Transferred Receivable and any Insurance Indemnification actually paid by the Credit Insurer in that respect, the Credit Insurer's Maximum Insurance Liability shall be adjusted downwards to an amount equal to (i) the Credit Insurer's maximum liability (limite maximum de décaissement) prior to that indemnification event less (ii) the amount of such Insurance Indemnification (the "Remaining Indemnification Amount").

(c)
The amount up to which the Credit Insurer has given its Approval in relation to the Approved Receivables of a Debtor at the request of the Company, as such amount may be adjusted from time to time by the Credit Insurer following a review of the Insurance Indemnification made under the Credit Insurance Policy as of the relevant date, shall constitute the "Approval Limit". The "Indemnification Basis" will be determined by the Credit Insurer on the basis of the net outstanding amount (créance nette) of the relevant Transferred Receivable for each relevant Debtor and for any claim (sinistre) arising in respect of such Transferred Receivable after application of the terms and conditions of the Credit Insurance Policy and the conduct of all customary checks of any potential disputes and exclusions under the Credit Insurance Policy.

(d)
The insurance indemnification (the "Insurance Indemnification") under the Credit Insurance Policy that is payable by the Credit Insurer will be calculated as the Indemnification Basis multiplied by the applicable indemnification rate (or quotité garantie as specified in the Credit Insurance Policy and revised from time on the basis of (i) standard limits that are pre-defined under the terms of the Credit Insurance Policy and (ii) discretionary limits that are agreed between the Company and the Credit Insurer on the basis of specific criteria) and as taking into account the applicable Approval Limit and Maximum Insurance Liability.

(e)
The Transferred Receivables (or any portion thereof, as applicable) which are not Approved Receivables (i.e., which (i) are exceeding the Approval Limit or the Maximum Insurance Liability or (ii) are not covered (in whole or in part) by the Credit Insurance Policy or (iii) for which the residual indemnification amount (or risque résiduel, which may be adjusted on the basis of the revisions of quotités garanties under sub-paragraph (d) above)) is not actually indemnified by the Credit Insurer for any claim arising in respect of such Transferred Receivables) shall be deemed to be "Non-Approved Receivables".

5.3.2. Non-recourse Financing

(a)
The Factor shall provide the Company with Financings on a non-recourse basis (in whole or in part) in connection with transfer of Approved Receivables to the extent of, and up to, for each such Approved Receivable, as at the relevant transfer date, the Insurance Indemnification being applicable thereto and further subject to:

(i)    the Approval Limit being applicable in respect of the relevant Debtor;

(ii)	the Maximum Insurance Liability,

in each case, according to the terms and conditions of the relevant Credit Insurance Policy, as amended from time to time.

(b)	The Factor shall not provide the Company with Financings on a non-recourse basis in respect of Transferred Receivables which are Non-Approved Receivables (in whole or in part).

(c)
Upon the Factor providing Financing on a non-recourse basis to the Company in respect of a Transferred Receivable, such Financing shall automatically and immediately remain on a non-recourse basis unless (as the case may be) it is determined by the Factor that such Transferred Receivable:

(i)	did not comply with the eligibility criteria set forth in Articles 2.1 to 2.2 on its transfer date to the Factor (in which case Article 4.3.3 shall apply);

(ii)	constitutes a Disputed Receivable (in which case Article 4.3.1 shall apply).

(d)
Defaulted Receivables Financed on a non-recourse basis may only be Definanced or Transferred Back (or otherwise be subject to a recourse from the Factor against the Company) under the applicable conditions of Article 4.3.2.

5.3.2. With-recourse Financing
The Factor may at its discretion (such discretion shall not apply to the Transferred Receivables exceeding the Approval Limits mentioned in Article 2.3 (i) (B) above) provide the Company with Financings on a with-recourse basis (in whole or in part) in respect of Transferred Receivables which are Non-Approved Receivables (in whole or in part).

For the avoidance of doubt, Financings made available by the Factor to the Company in respect of Transferred Receivables exceeding the Approval Limits as mentioned in Article 2.3 (i) (B) above are provided on a with-recourse basis.

ARTICLE 6. COLLECTION MANDATE AND CASHING MANDATE

The Company possesses well-proven administrative structures and methods for the management of its Receivables and it wishes to retain control of collection and cashing in respect of its Debtors.
Consequently, the Factor accepts to grant the Company Mandates under the terms specified below and subject to compliance by the Company with the Collection Procedures, which form an integral part of the Agreement.

6.1. Common interest and onerous nature

The Mandates are stipulated in the joint interest (intérêt commun) of both Parties. Consequently, the Parties agree that the Mandates are not without consideration, since the Company has an essential commercial interest in keeping control of collection and cashing from its Debtors and the terms and conditions of the Mandates have been considered by the Parties in the context of the global economy of this Agreement. In particular, the remuneration to be paid by the Company to the Factor takes into account the fact that there is no collection fee to be paid by the Factor to the Company in consideration for the collection of the Transferred Receivables.

6.2. Collection Mandate

The Company is appointed by the Factor as its agent (mandataire) to carry out collection (recouvrement) of Transferred Receivables (the “Collection Mandate”). In that respect, the Company shall be responsible for sending originals of the invoices to its Debtors.

6.3. Cashing Mandate

The Company is appointed by the Factor as its agent (mandataire) to receive the collections of the Transferred Receivables onto the Collection Accounts in accordance with the Collection Account Tripartite Agreements (encaissement and lettrage, the "Cashing Mandate").

The Company shall mention the domiciliation and details of the relevant Collection Accounts in the wording of its invoices. The settlements that the Company will receive under the Collection and Cashing Mandate will be credited to the Collection Account and the credit balance of such Collection Account shall be transferred daily to an account of the Factor, it being understood that (i) the operating methods of which are established in the Collection Account Tripartite Agreement and (ii) the Company shall open a specific Collection Account in each currency of the relevant Transferred Receivables Assigned by it to the Factor.

The Collection Account Tripartite Agreement shall be governed by French law and will expressly stipulate that:

(i)	the exclusive purpose of the Collection Account is to receive funds corresponding to Transferred Receivables;

(ii)	the Company will refrain from debiting funds from the Collection Account, the Factor being the only Party authorised to withdraw funds by debiting the Collection Account; and

(iii)	the Bank will refrain from operating any set-off between the balance of the Collection Account and that of any other accounts opened with the Bank in the name of the Company;

(iv)
the Company and the Bank shall undertake to set up an automatic sweep to transfer on a daily basis (or otherwise on the instructions of the Factor) the credit balance of the relevant Collection Account to an account of the Factor. Once established none of the Company or the Bank shall be able to cancel the sweep without the prior written instructions of the Factor; and

(v)
the Bank shall acknowledge the existence and effectiveness of the Collection Accounts Guarantee Agreement and agree to provide the Factor with any information pertaining to the operation of the Collection Account or the collection of the Transferred Receivables;

Any amount (including any Insurance Indemnification) relating to (i) Receivables that have been Definanced or Transferred Back by the Factor in accordance with the Agreement or (ii) Receivables which have not been Assigned to the Factor or (iii) any amounts unrelated to the Transaction will be turned over to the Company following reconciliation of the Company’s debtor files with the Factor's debtor files, such reconciliation to be initiated by the Company by sending a written and justified repayment request to that effect to the Factor. Such amounts shall be paid by the Factor to the Company i) to such bank account as the Company may designate in writing to the addressee specified in Article 4.2.3 and (ii) within three (3) Business Days following the sending by the Company of such request.

6.4. Diligence and general obligations of the agent

The Company undertakes to identify and individualise the Transferred Receivables, both in its computer systems and accounting ledgers, as of the entry into force of the Agreement. In order to prove its diligence, the Company will forward the Aged Balance to the Factor at the latest thirty (30) days after the end of each quarter.

The Company undertakes to exercise its duties under the Mandates in a wise and prudent manner as if it were managing its own Receivables and if it were handling the collection and cashing of its own Transferred Receivables, the preservation of its rights related thereof and, more generally, to perform its obligations under the Mandates in the manner of a careful, diligent and informed agent (mandataire). Furthermore, the Company undertakes to comply with its Collection Procedures.

6.5. Report on the performance of Mandates

The Company undertakes to:

(i)
report on the performance of the Mandates each week to the Factor in accordance with the Collection Procedures, by providing information on the management of the Transferred Receivables through an electronic file (as provided in the Computer Relationship Guide) on cash allocation, Dilutions, and other items such as the breakdown of cashing and related charges;

(ii)
promptly notify the Factor, by any written means or any other support approved by the Parties, of the occurrence of any event reasonably likely to compromise the payment on the due date of the Transferred Receivables (for instance a demand for extension, non-payment on the due date, a litigation, an Insolvency Proceeding, etc.); and

(iii)
inform the Factor, among other events, of any changes affecting the terms and conditions governing its contractual relations with its Debtors, to the extent such change may have a Material Adverse Effect.

6.6. Factor’s controls and audits

The Factor shall be entitled to carry audits or specific reviews on the Company during normal business hours, by itself or through a third party, in accordance with and subject to Article 3.2 (c) (iii).

The cost of each of the two yearly field audits is established at EUR 2,500, excluding VAT and disbursements. Any other audit that the Factor may reasonably wish to conduct during a relevant year shall be free of charge for the Company. Any financial review shall be free of charge for the Company.

In case the Factor makes use of a third party to carry out the audits and financial reviews, such party will be bound by a confidentiality agreement reasonably satisfactory to the Company taking into account the importance and sensitivity of any Debtor related information and data for the success of the Company.

The Company undertakes to provide its reasonable cooperation to the Factor for the implementation of these audits and controls, as well as for all procedures of issuing circulars to the Debtors, with a view to obtain confirmation from that Debtor on the outstanding amount of their Receivables toward the Company. In order to preserve the confidentiality of the transactions during the term of the Mandates, these circulars will be addressed on the Company’s letterhead.

For compliance purposes, subject to Article 3.2 above, the Factor (or its designee) will also be entitled to review (acting reasonably, without disturbing the business activity of the Company and, at any time, in accordance with Article 13.1), on a random basis, during the two yearly field audits referred to in Article 3.2 above, any and all documents evidencing the existence and validity of the Transferred Receivables including, notably, the related invoices (factures), purchase orders (bons de commande), certificates of transport (bons du transporteur), or expedition certificate (bon d'expédition), or delivery certificate (bon de livraison).

6.7. Revocation of Mandates

6.7.1. Global revocation

6.7.1.1. Revocation of Mandates as a result of the termination of the Agreement

The termination of the Agreement may, at the sole discretion of the Factor, entail the simultaneous revocation of the Mandates.

6.7.1.2. Revocation as a result of a Servicer Termination Event

a)    Servicer Termination Events:

The global revocation of the Mandates, notified in accordance with Article 15.1, may occur as the result of the following events occurring in respect of the Company, the Factoring Accounts, the Collection Accounts, the ledgers or any documents of the Company in relation to the Transferred Receivables (each a “Servicer Termination Event”):

(i)    Revocation with a 30 calendar day prior notice

in case of a breach of a Financial Covenant;

(ii)    Revocation with a 5 Business Days prior notice

(a)	upon the occurrence of any event likely to adversely affect the performance by the Company of its material obligations under the Mandates;

(b)	in case of the ledgers and any documents of the Company evidencing any of the following events:

•
percentage of invoices evidencing all Transferred Receivables overdue by more than 30 calendar days for 3 consecutive months in excess of 10 % of the outstanding amount of Transferred Receivables assigned to the Factor as calculated on a monthly basis;

•
existence of proven or potential valueless credit notes (such as net re-invoicing credit notes, set-off, litigation excluding rebates), in excess of 10 % of the outstanding amount of Transferred Receivables assigned to the Factor for 3 consecutive months, without prejudice of the application of Article 7.4;

•
the amount of cash settlements relating to the Transferred Receivables, as recorded to the credit of the Offset and Adjustment Account is ten per cent (10%) less than the amount of declared cash allocations (images de règlement) in any month in such account, as recorded to the debit balance of the Offset and Adjustment Account ;

•
absence of credit movements or significant insufficiency of credit movements noted in the Collection Account for 10 consecutive Business Days notwithstanding the existence of outstanding Transferred Receivables;

•	in case of the occurrence of any Event of Default (subject to applicable grace periods, notice periods, qualifications) and for which the Factor has decided not to terminate the Agreement;

•	any breach of any of the Company’s undertakings under Article 3.2 (subject to appropriate grace periods, notice periods, qualifications and materiality);

•	any change in the Collection Procedures (to the extent that such change has a Material Adverse Effect) which has not been approved by the Factor.

(iii)
Revocation without prior notice, in case of any significant or repeated breach of the obligations by the Company under the terms and conditions of the Mandates, for which the Factor does not intend to take advantage of the provisions of Article 10.4, especially:

-    repeated failure by the Company to comply with its Collection Procedures;

-	repeated failure to domicile payments of Transferred Receivables in the Collection Account and/or no movement on the Collection Account.
Such events shall also give the Company the right to terminate the Agreement without prior notice.

6.7.2. Specific revocation

The Mandates cease to be applicable when a Transferred Receivable is Transferred Back to the Company or when an Indemnification Claim is filed by the Company under Article 4.3.

6.8. Consequences of the revocation of the Mandates

6.8.1. Information of the Debtors, collection and cashing by the Factor

Upon revocation of the Mandates, the Factor may:

(i)
notify without delay the Debtors, and any other third parties as the case may be, of the existence of this Agreement and the assignment of the Transferred Receivables by means of Subrogation, and it shall restrain them from paying the Company. Such notification shall be made substantially under the form set out in Annex 5; and/or

(ii)	address to the Debtors the originals of invoices obtained from the Company; and/or

(iii)
ensure and perform the servicing, collection, reconciliation and administration services in relation to all Transferred Receivables, including Transferred Receivables assigned prior to the date of revocation of the Mandates(provided that the Company shall provide the Factor with all necessary but reasonable assistance in this respect); and/or

(iv)	increase the Holdback Reserve withdrawal rate by another five per cent (5%) of the face value of the Transferred Receivables; and/or

(v)
charge EUR 10 of fixed costs per notified Debtor and EUR 5 per outstanding Transferred Receivable and future Receivable to be assigned as from the revocation date by immediate debit of the Current Account; and/or

(vi)	terminate its commitment to provide the Factoring Facility to the Company pursuant to Article 10.2, in which case the Commitment Period shall be terminated as from that date.

The Company undertakes to include the following wording in its invoices issued after the revocation of the Mandates (as amended from time to time upon request of the Factor): "Pour être libératoire, votre règlement doit être effectué directement à l'ordre de GE FACTOFRANCE Tour FACTO - 18 rue Hoche - Cedex 88 - 92988 LA DEFENSE CEDEX TEL : 01.46.35.70.00 – GE FACTOFRANCE (IBAN n°[ FR76 30076 02352 10384100200 62 - NORDFRPP]) qui le reçoit par subrogation et devra être avisé de toute réclamation relative à cette créance".

"In order to be fully discharged of your obligations, your payment must be made directly to the order of GE FACTOFRANCE Tour FACTO - 18 rue Hoche - Cedex 88 - 92988 LA DEFENSE CEDEX France TEL : + (33) (0)1.46.35.70.00 – GE FACTOFRANCE (IBAN n°[ FR76 30076 02352 10384100200 62 - NORDFRPP], which will receive it by subrogation and must be informed of any claim against the present receivable".

6.8.2. Management of the Debtors positions

6.8.2.1. Ordinary Collection

Upon revocation of the Mandates, and as long as it remains the owner of the Transferred Receivables, the Factor (or its agent, as the case may be) shall have the exclusive right to manage the collection and recovery of the Transferred Receivables, manage the relevant accounts, grant or refuse any postponements, extensions or arrangements, with or without discounts, as may be requested by the Debtors. Subject to actual collection, the Factor (or its agent, as the case may be) shall credit payments to the Asset Account. The Company agrees to provide its assistance to the Factor and to provide in particular any and all documents, correspondence and special powers of attorney as may be reasonably required. For the Non-Approved Receivables, the Factor shall not bear the collection fees and expenses which may be incurred after their maturity date for a contested collection. In the event that the Factor prepays such fees and expenses, the Factor shall be entitled to debit the relevant amounts from the Current Account.

6.8.2.2. Power of Attorney

In order to enable the Factor to cash without delay the instruments of payment relating to a Transferred Receivable received by it from the Debtors, effective upon the revocation of the Mandates: the Company grants the Factor a power of attorney in order to affix any indication or signature necessary onto the said instruments of payment. In the event that it appears that payments made in favour of the Factor are not related to Transferred Receivables, the Factor shall be deemed to have cashed the same in its capacity as an agent, even after the termination of this Agreement. Subject to the proper completion of the transaction, amounts so cashed shall be credited to the Current Account within 3 Business Days after receipt by the Factor of satisfactory evidence and documentation. The powers of attorney mentioned in this Article are stipulated in the joint interest of both Parties.

6.8.2.3. Retention of title

For sales made subject to retention of title, the Factor is not required to exercise the Company's rights of revendication, unless requested in writing by the Company and accepted by the Factor. Such exercise of the Company’s rights of revendication shall be carried out at the Company’s expense. In the event that the Company's rights of revendication are exercised, the Company agrees to provide any assistance reasonably necessary, in particular for the identification and recovery of the assets and to repurchase the recovered assets for a price which may not be less than two thirds of the amount initially invoiced. In any event, the Company shall not be entitled to require the Factor to bear the risks of loss or destruction of the goods sold.

6.8.2.4. Penalties and late payment interests

Mindful to maintain control of the commercial relationship with its clientele, the Company expressly reserves the right to avail of or to waive its rights to any penalties and late payment interests payable by its Debtors in relation to the Transferred Receivables and to make corresponding adjustments to its books. For this purpose, the Company shall verify the Asset Account by all means at its disposal. As specified in Article 2.2, invoices corresponding to penalties and late payment interests are Excluded Receivables.

6.8.3. Direct payments, credit notes

6.8.3.1. Payment to the Company

When payments are sent directly to the Company for the payment of Transferred Receivables, the Company may only receive them as an agent of the Factor, and must send them to the Factor promptly upon receipt. Failing this, the Factor may debit the corresponding amount from the Current Account, without prejudice to any other recourse.

6.8.3.2. Compliant credit notes

The Company agrees not to change the scope of the rights attached to a Transferred Receivable without the Factor’s approval. The Factor shall be deemed to have accepted a credit note issued in the normal course of business, of credit notes in accordance with normal trade practices. In any event, the Company agrees to deliver to the Factor all credit notes related to the Transferred Receivables upon their issuance and no later than 5 Business Days after their issuance.

6.8.3.3. Non-compliant credit notes

Credit notes that are not issued by the Company in accordance with usual business practices (for example the issuance of credit notes significantly affecting the Transferred Receivables is not a usual business practice) or issued in fraud of the Factor's rights shall be deemed unenforceable against the Factor even where they have been credited to the Asset Account. Without prejudice to any and all recourses existing against the Company, this rule shall apply in particular to all unsubstantiated credit notes, credit notes for which a written justification has not yet been received and all credit notes which are followed by later invoices issued without any reference to the Subrogation in favour of the Factor.

ARTICLE 7. FACTORING ACCOUNTS

The Factor shall open and manage a Current Account for the Company (as well as all related Sub-Accounts detailed below) in order to record the amounts paid or payable by the Factor to the Company pursuant to this Agreement and those which are due for any reason whatsoever by the Company to the Factor.

7.1. Current account

7.1.1. Single Account

Transferred Receivables and liabilities of the Company towards the Factor (and vice-versa) which are reciprocal, connected and indivisible, shall be reflected as respective credit and debit items under the Current Account and shall therefore be subject to set-off when due for payment. The same rule shall apply in the event of the opening of Sub-Accounts in order to enhance the monitoring of the transactions under the Agreement. The Current Account and the Sub-Accounts shall form an indivisible whole and single account between the Company and the Factor and the overall balance thereof after set-off of credits and debits shall be considered at all times - and in particular after the termination of the factoring transactions - as the balance of the Current Account. As the case may be, for the avoidance of doubt, the Factor may set-off the credit and debit balances of Sub-Accounts (denominated in different currencies) relating to the Current Account, in order to compute the balance of the Current Account as at the relevant date.

7.1.2. Overdraft

The existence of a Current Account shall not give rise to any overdraft rights. Any debit balance shall be immediately due without any need for a formal notice and shall bear interest, even after the Current Account shall have been closed, at the rate of the Special Financing Commission, until full reimbursement.

7.1.3. Transactions

The Current Account shall in particular be credited with the amount of the face value including VAT of the Transferred Receivables, payments made to the order of the Company which the Factor cashes in its capacity as an agent, as well as all debits from the Sub-Accounts. The Current Account shall be debited by the amounts made available by the Factor to the Company, the amounts transferred to the credit of the Sub-Accounts, as well as any and all amounts due by the Company to the Factor.

7.1.4. Statements

Monthly statements issued by the Factor shall be deemed to have been irrevocably accepted by the Company, except if a written claim is raised within 30 calendar days from the closing date of the said statements.

7.1.5. Payments

Any payment made in respect of a Transferred Receivable by way of debit from the Current Account shall be deemed to have effectively occurred only up to, and to the extent of, the amount of the credit balance (if any) of the Current Account as at the relevant date the Current Account is so debited.

7.1.6. Closing

After the termination of the Agreement and the complete settlement of transactions, the Current Account shall be closed and the remaining balance (if it is positive) shall be refunded to the Company.

7.2. Asset Account
Outstanding amounts of Transferred Receivables are recorded as debit items under the Asset Account. Any payments related to Transferred Receivables are recorded as credit items under the Asset Account. For the avoidance of doubt, the Asset Account is not a Sub-Account.

7.3. Offset and Adjustment Account

In order to enable an accounting follow-up of the performance of the Mandates, it is agreed to record, in a Sub-Account named Offset and Adjustment Account, the following operations:

(i)    on the credit side, cashing of Transferred Receivables,

(ii)
on the debit side, information on transfers, cheques for cashing and bills due as itemised in the “settlements situation” files forwarded by the Company, in accordance with the technical methods approved by the Parties, as well as pursuant to Article 4.1.1.2(i).

In principle, the balance of the Offset and Adjustment Account should be zero. In practice, this will not be the case due to the time difference of operations. If there are credit balances relating to payments of amounts which are not related to Transferred Receivables, such balances will thus be charged to the Current Account, after evidence from the Company substantiating them. In case of a debit balance of the Offset and Adjustment Account, such balance may be applied to a Deferred Availability Account.

7.4. Holdback Reserve

7.4.1. Purpose

The Holdback Reserve is a Sub-Account the purpose of which is to protect the Factor against Dilution risks and to guarantee that the Factor may exercise all contractual remedies stipulated in Article 4.3, thereby reducing the amounts of the Transferred Receivables which may be financed by the Factor.

7.4.2. Constitution

a)    The Holdback Reserve Rate is set at 5% plus the Dilution percentage.

The Holdback Reserve amount is the higher of:

(i)	the product of the Holdback Reserve Rate multiplied by the outstanding amount of all Transferred Receivables, including VAT; and

(ii)	the Minimum Amount of the Holdback Reserve.

The Holdback Reserve shall be funded by way of direct debit of an amount equal to the product of the Holdback Reserve Rate by the amount of each Subrogation Payment. Downward adjustments shall be made by crediting the Current Account.

(b)    The Minimum Amount of the Holdback Reserve is EUR 1,250,000.

(c)    The Parties agree that the percentage set out in sub-paragraph (a) above and/or the minimum amount set out in sub-paragraph (b) above may be adjusted by the Factor at any time after the Closing Date on the basis of the results and conclusions of appropriate audits on the Transferred Receivables or on the basis of the performance of the portfolio of Receivables, in order to cover specific risks (i.e. any increase in set off risk and other Dilutions resulting from credit notes, commercial discounts, down payments, bad debts, etc.), it being understood that the Factor shall provide the Company with reasonable explanations on the reasons for such increase. The percentage set out in sub-paragraph (a) above and/or the minimum amounts set out in sub-paragraph (b) above, each as adjusted pursuant to this paragraph, will enter into force on the assignments immediately following the date of adjustment.

(d)    In the event that the Company is placed under an Insolvency Proceeding (other than a mandat ad hoc proceeding (procédure de mandat ad hoc) or a conciliation’s proceeding (procédure de conciliation)), or upon revocation of any Mandate, the Holdback Reserve Rate will be increased by another five per cent (5%) of the face value of such Transferred Receivables, including VAT.

7.4.3. Utilisation

The Factor may draw from the Holdback Reserve the sums necessary to cover a debit position of the Current Account. In such case, the contractual percentage and/or threshold shall be immediately reconstituted with amounts resulting from the assignments of new Transferred Receivables or, failing such assignments, with cash transferred by the Company upon request from the Factor, it being understood that the Company shall make the requested cash payment within five (5) Business Days from such request. Upon termination of the relationship between the Parties within the framework of this Agreement, the remaining balance (if it is positive) shall be transferred to the credit of the Current Account.

7.5. Deferred Availability Accounts (or Reserves)

7.5.1. Purpose

Sub-Account of the Current Accounts (the “Deferred Availability Accounts”) (or “Reserves”) will be opened to facilitate the monitoring of each type of transaction such as, in particular, Non-Financed Amounts, Disputed Receivables which have been Definanced, Defaulted Receivables which have been Definanced, debit balance of the Offset and Adjustment Accounts, Transferred Receivables for which no justifying document is provided yet, or amounts which are available after release in the event of seizure or opposition.

Upon being constituted, Reserves shall be credited to the relevant Deferred Availability Accounts (such amount to be debited for a corresponding amount from the Current Account). On the other hand, upon the relevant events having justified the constitution of Reserves having ceased to exist, such Reserves shall be cancelled and be transferred to the credit of the Current Account (such amount to be debited for a corresponding amount from the relevant Deferred Availability Account).

If Transferred Receivables are subject to seizure (or other equivalent proceedings) on application by a third party presenting itself as the creditor of the Company, against a Debtor or against the Factor, the Factor may, for so long as a full discharge of the seizure has not been notified to it, transfer the amounts available in the Current Account to the credit of a Deferred Availability Account up to the total amount of the seizure. This possibility shall apply to all available amounts noted after each Subrogation Payment effected after the seizure.

7.5.2. Constitution of a Rebate Reserve

(a)
The rebate reserve (the "Rebate Reserve") refers to a reserve which is set up as from the Closing Date in respect of the Company as a provision for payments of rebates in respect of the Transferred Receivables.

(b)	The Rebate Reserve shall be equal, for the Company, to 2% of the face value of each Transferred Receivable, including VAT.

(c)
This rate will be adjusted upward or downward according to rebates actually accounted for from time to time. For the avoidance of doubt, on the date of the first Financing, an amount equal to the accrued amount of rebates will be credited to the Rebate Reserve. Adjustments will be applied solely to subsequent transfers of Transferred Receivables. The Rebate Reserve will be reduced after each payment of rebates, after provision by the Company of evidence of due payment to the relevant Debtors.

7.5.3. Constitution of a Reserve for Suppliers Late Payment

A Reserve for Suppliers Late Payment may be set up in order to cover any risks regarding the late payment of the suppliers of the Company as soon as the cumulative amount of the suppliers’ late payments above 30 calendars days exceeds EUR 500,000. Such Reserve shall be equal to the sum of the suppliers’ late payment.

7.5.4. Other Reserves

Other specific Reserves may be set up to cover any risks not covered by the Holdback Reserve and faced by the Factor resulting from assignments of Receivables and dealing with set-offs, commercial discounts and/or down payments, if any, in each case, subject to the consent of the Company which consent shall not be unreasonably withheld.

7.6    Availability Account

The Availability Account is a Sub-Account to be opened (in relation to each applicable currency), the purpose of which is to record the amounts of the Transferred Receivables which may be financed by the Factor which are available to the Company and for which the Company has not requested a Financing to the Factor in relation thereto.

ARTICLE 8. REMUNERATION OF THE FACTOR

8.1. Factoring Commission

8.1.1. Purpose

The Factor shall receive a factoring commission (the "Factoring Commission") in consideration of the non-financial services it provides to the Company, as specified in Article 1.1. For avoidance of doubt, the Factoring Commission does not include any costs, fees, commissions or expenses in respect of the Credit Insurance Policy, which shall be borne by the Company.

8.1.2. Establishment

The rate of the Factoring Commission is set at 0.09% (excluding VAT) of the volume (including VAT) of the face value of the Transferred Receivables (and paid on each Transferred Receivable). The minimum annual amount of the Factoring Commission (excluding VAT) shall be equal to EUR 135,000.The aggregate amount of Factoring Commission collected during a full calendar year (i.e., from 1st January to 31st December) shall not, in any case, be less than the minimum annual amount referred to in sub-paragraph above.
In case of termination of the Agreement, the minimum annual amount referred to above shall be paid by the Company.

8.2. Special Financing Commission (SFC)

8.2.1. Principle

a)    In respect of the amounts it Finances, the Factor shall be entitled to a Special Financing Commission (the “Special Financing Commission”).

(a)	The Special Financing Commission shall be equal to:

(i)
in respect of the Receivables denominated in Euro, the arithmetic average of the daily relevant EURIBOR 3 months rates of the preceding month plus one point twenty per cent (1.20%) per annum (excluding VAT); and

(ii)
in respect of the Receivables denominated in currencies other than Euro, the arithmetic average of the daily relevant LIBOR 3 months rates of the preceding month applicable to that currency, plus one point twenty per cent (1.20%) per annum (excluding VAT).

The rate of the Special Financing Commission shall under no circumstances be lower than one point forty per cent (1.40%) per annum (excluding VAT).

(b)
It shall be calculated, on the basis of the number methodology (méthode des nombres), at the end of each month on the outstanding amounts Financed and actually paid by the Factor (including VAT but excluding, as from the relevant date, any Transferred Receivable that has been Definanced or Transferred Back); and it shall be paid on the last calendar day of each month.

(d)
At the end of each month, after taking into account the value date applied to the cash receipts and outlays (as described in the Client Guide), an SFC statement shall be prepared and the debit balance shall be debited from the Current Account. The value dates, of which the Company acknowledges that it is fully aware, are only one of the methods for calculating the SFC and this Article forms an indivisible whole with the other Articles of the Agreement.

8.3. Arrangement Fee

An Arrangement Fee of EUR 10,000 (excluding VAT) shall be paid by the Company to the Factor on the date of signature of the Agreement.

8.4. Non-Utilization Fee

A non-utilization fee (the “Non-Utilization Fee”) equal to zero point twenty five per cent (0.25%) per annum calculated on the difference between the Maximum Financing Amount and the Financed Amounts shall be paid by the Company to the Factor on a monthly basis.

8.5 Specific pricing and collection or transfer charges

All services of the Factor other than those described in Article 1.1 shall be subject to a specific price determination detailed in the Client Guide or, otherwise, in a quotation submitted to the Company for its approval.

The Current Account shall be debited by the amount of specific collection or transfer charges relating to those additional services, all of which shall be entirely borne by the Company.

8.6. Effective Global Rate

For the application of the provisions of article R.313-1-1 of the French Monetary and Financial Code, each Party acknowledges that, taking into account the specificity of this Agreement (in particular the variable nature of the SFC rate), the Effective Global Rate cannot be calculated on the signing date of the Agreement but an indicative calculation of such rate shall be provided in the present Article 8.6.

In application of article R.313-1-1 of the French Monetary and Financial Code, the indicative calculation of the Effective Global Rate applicable to this Agreement:

a)for Financing in EUR, on the basis of an arithmetic average of the daily EURIBOR 3 months rates for the month of June being set at 0.20%, is 1.50% per year, as of the date hereof.

This rate is calculated, as an indication only, on the basis of a 365 day year (366 days for leap years) during the term of the Agreement, pursuant to the terms and conditions that normally apply, namely the following assumptions:

(i)	a level of Financing under the Agreement of: EUR 40,000,000

(ii)	an average delay in payments by the Debtors of 66 calendar days;

(iii)	a Special Financing Commission as specified in Article 8.2; and

(iv)	a Non-Utilization Fee as specified in Article 8.4; and

(v)	a Holdback Reserve as specified in Article 7.4.

b)    for Financing in USD, on the basis of an arithmetic average of the daily LIBOR 3 months rates for the month of June being set at 0.27%, is 1.57% per year, as of the date hereof.

This rate is calculated, as an indication only, on the basis of a 365 day year (366 days for leap years) during the term of the Agreement, pursuant to the terms and conditions that normally apply, namely the following assumptions:

(i)	a level of Financing under the Agreement of: EUR 40,000,000;

(ii)	an average delay in payments by the Debtors of 66 calendar days;

(iii)	a Special Financing Commission as specified in Article 8.2; and

(iv)	a Non-Utilization Fee as specified in Article 8.4; and

(v)	a Holdback Reserve as specified in Article 7.4.

Even if the reference rate of the Special Financing Commission does not vary, the Effective Global Rate may increase or decrease during the term of the Agreement depending on changes to the various assumptions set out above and/or contractual parameters.

ARTICLE 9. TAXES

All duties, taxes (including withholding tax) and levies (a "Tax") which are due as a result of this Agreement shall be borne by the Company. The Company shall pay all Taxes, applicable or to become applicable, which are due in connection with the transactions which are the subject matter hereof, as of the date of their performance.

9.1. Tax gross-up
All payments to be made by the Company under this Agreement shall be made free and clear of and without deduction or withholding for or on account of Tax unless a payment is subject to the deduction or withholding of Tax pursuant to an applicable law, in which case the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such party receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.2. Tax indemnity
Without prejudice to the provisions of Article 9.1 (Tax gross-up), if the Factor is required to make any payment of or on account of Tax to any taxing authority on or in relation to any sum received or receivable by the Factor under a Transaction Document (including, without limitation, any sum received or receivable under this Article 9), the Company shall, upon demand of the Factor, indemnify the Factor against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.
If all or part of a Tax which caused the Company to pay a Tax indemnity pursuant to this Article was not correctly or legally imposed or asserted and is, as a result, subsequently refunded to the Factor by the relevant Tax authority, the Factor will repay to the Company such Tax indemnity up to the amount of such refund, but after deducting therefrom the amount of any Tax, loss or expense suffered thereon in the hands of the Factor.
9.3. Claims by the Factor
If the Factor intends to make a claim pursuant to Article 9.2 (Tax indemnity) or Article 9.5.5 (Tax credit clawback) it shall, promptly upon becoming aware of such Tax being imposed, notify the Company of the event by reason of which it is entitled to do so, (which notice shall include reasonable details of the amount claimed and the basis of calculation of such amount) provided that nothing herein shall require the Factor to disclose any confidential information relating to the organisation of its affairs.

9.4. Exclusions to Tax indemnities
The provisions of Article 9.1 (Tax gross-up) and Article 9.2 (Tax indemnity) shall not apply:
9.4.1 with respect to any Tax assessed or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Factor under the law of the jurisdiction in which the Factor is incorporated;
9.4.2 with respect to any Tax assessed as a direct result of the breach by the Factor of its express obligations hereunder or under any other Transaction Document, or the wilful misconduct or gross negligence of the Factor;
9.4.3. with respect to any Tax that would not have arisen but for:

(a)	the failure by the Factor to file any relevant Tax return, Tax computation or other statement or document which the Factor was obliged to file by any law of its jurisdiction of incorporation ; or

(b)
any failure by the Factor to file or provide in due time the Company with any document necessary for the application of any relevant or applicable double taxation treaty, including certification of tax residence of the Factor issued by the tax administration competent for the Factor which the Company has reasonably requested the Factor in writing to file or provide (any such request being made in a timely manner and containing all necessary details to enable the Factor to comply with the terms thereof), except:

(i)
where any such failure was directly or indirectly caused by the Company (including, without limitation, failure to provide the Factor with any necessary information) or by any event or circumstance outside the reasonable control of the Factor, or

(iii)
the Factor determines or has determined that it is unable to file or provide, or that it would be illegal or contrary to any applicable law for the Factor to file any relevant Tax return or other statement or document or provide the necessary documentation.

9.4.4 with respect to any Tax assessed as a result of a payment being made to a bank account opened in a financial institution located in a Non-Cooperative Jurisdiction or to a beneficiary that is incorporated, domiciled, or acting through an office located, in a Non-Cooperative Jurisdiction.

9.5. Tax receipts
9.5.1 Notification of requirement to deduct Tax
If, at any time, the Company is required to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Company shall promptly notify the Factor.
9.5.2. Evidence of payment of Tax
If the Company makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld (being the minimum amount which it is legally required to pay) to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Factor within thirty (30) days after receipt thereof, an original receipt (or a certified copy thereof) issued by such authority (if any such receipt is issued) evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.
9.5.3. Tax and other affairs
No provision of this Agreement shall interfere with the right of either Party to arrange its Tax or any other affairs in whatever manner it thinks fit, subject to Article 9.5.4., oblige either Party to claim any other credit, relief, remission or repayment in respect of any payment under Article 11 (Tax) in priority to any credit, relief, remission or repayment available to it nor oblige either Party, subject to the information undertakings of the Company as set forth in the Agreement, to disclose any information relating to its Tax or other affairs or any computations in respect thereof.
9.5.4. Tax credit payment
If an additional payment is made under Article 9 (Tax) by the Company for the benefit of the Factor, the Factor shall use reasonable efforts to recover or obtain any credit against, relief or remission for, or repayment of, any Tax, that it may be entitled to on account of such withholding or deduction, then, if obtained, the Factor shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, notify the Company of such determination and pay to the Company such amount up to the amount which will leave the Factor (after such payment) in no worse after-Tax position than it would have been in had the additional payment in question not been required to be made by the Company. The Factor agrees that in determining (in its reasonable opinion) whether any such credit against, relief or remission for, or repayment of, any Tax is in respect of or calculated with reference to the additional payment made pursuant to Article 9 (Tax) (as aforesaid) it shall not discriminate against the Company as compared with entities which the Factor considers (in its reasonable discretion) are comparable as at the relevant time to the Company in the context of determining the availability and application of realised tax credits, reliefs, remissions or repayments of Taxes unless required to do so by any applicable law, regulation or policy.
9.5.5 Tax credit clawback
If the Company makes any payment to the Factor pursuant to Article 9.5.4 (Tax credit payment) and the Factor subsequently determines that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, the Company shall reimburse the Factor the amount necessary to place it in the same after-Tax position as it would have been in if such credit, relief, remission of repayment had been obtained and fully used and retained by the Factor.

ARTICLE 10. TERM AND TERMINATION

10.1. Term

(a)
This Agreement is entered into on the date hereof, that is, on 19 June 2013, and the Agreement shall come into force and effect, on the date the Factor has determined (acting reasonably) that all of the conditions precedent set forth in Annex 1, are satisfactory in form and substance to the Factor (acting reasonably) and have been satisfied in full (the "Closing Date"). No assignment of Receivables shall be made pursuant to the Agreement so long as the Closing Date has not occurred.

(b)
During the Commitment Period, and subject to the application of Articles 10.2, 10.3 and 10.4, (i) the Factor agrees not to terminate the Agreement and (ii) the Company will have the right to terminate the Agreement at any time, subject to a three (3) month prior notice.

(c)
As from the end of the Commitment Period, this Agreement will be deemed to be of indeterminate duration, with each of the Factor and the Company having the right to terminate the Agreement at any time, subject to a three (3) month prior notice or without prior notice in accordance with Article 10.4, by sending a registered mail, return receipt requested.

10.2. Termination of the Commitment Period

Upon the occurrence and during continuance of (i) any breach of Financial Covenant for which the Factor has not decided to accelerate the Factoring Facility or (ii) a Servicer Termination Event for which the Factor has not decided to accelerate the Factoring Facility or (iii) an Event of Default for which the Factor has not decided to accelerate the Factoring Facility; the Factor may, and without prejudice to the other Factor's rights under the Agreement and the Transaction Documents, with notice to the Company, inter alia, terminate its commitment to provide the Factoring Facility during the Commitment Period. For the avoidance of doubt, upon termination of the Commitment Period the termination of the Factoring Facility by the Factor will be effective ninety (90) days following the Company’s receipt of the notice or, in case of termination upon the occurrence of an Event of Default, immediately upon the Company’s receipt of the notice.

10.3. Suspension of the Commitment Period

In the event the Company is or becomes subject to a mandat ad hoc proceeding (procédure de mandat ad hoc) or a conciliation proceeding (procédure de conciliation) under Book VI of the French Commercial Code (as amended from time to time), the Factor may, inter alia, at any time until the end of such proceedings, suspend its commitment to provide the Factoring Facility, in which case the termination of the Factoring Facility by the Factor may take place at any time, subject to ninety (90) days' prior notice or immediately upon the occurrence of an Event of Default.

No later than twelve (12) Business Days following the end of the mandat ad hoc proceeding, or of the conciliation’s proceeding (in which the Factor has or has not been part), the Company will provide the Factor with a compliance certificate (in an agreed form) evidencing that, on such date, taking into account the results of such proceedings, the Company complies with the Financial Covenants (it being understood that the level of the EBITDA will be calculated on a prorata temporis).

10.4. Termination
10.4.1 Each of the following events constitutes an Event of Default, whether or not the occurrence of the relevant event is outside the control of the Company or any other person:

a)
the Company does not pay on the due date any amount payable to the Factor pursuant to a Transaction Document at the place at and in the currency in which it is expressed to be payable unless (A) its failure to pay is caused by an administrative or technical error and (B) payment is made within five (5) Business Days of its due date;

(a)
the Company fails to comply with its obligations under this Agreement or any Transaction Document and such failure, provided it can be remedied, continues unremedied for five Business Days of the earlier of the Factor giving notice of the breach to the Company and the Company becoming aware of such failure to comply (for the avoidance of doubt, it is specified that the grace periods mentioned in sub paragraphs (a), (b) and (c) of the present Article are not cumulative);

(b)	the Company is in breach of any of the representations, warranties and undertakings given in Article 3, subject to the grace period applicable thereof;

(c)
the Company (i) is, or is deemed, in a state of cessation de paiements, insolvent or unable to pay its debts as they fall due, or (ii) admits its insolvency or its inability to pay its debts as they fall due, (iii) suspends making payments on all or a substantial part of its debts or announces an intention to do so, or (iv) is subject to a moratorium in respect of any of its indebtedness;

(d)
steps have been taken or are intended to be taken by the Company or, so far as the Company is aware, by any other person, that would constitute, or already constitutes an Insolvency Proceeding (other than a mandat ad hoc proceeding (procédure de mandat ad hoc) or a conciliation’s proceeding (procédure de conciliation)) in respect of the Company;

(e)
withdrawal, lack of validity, effectiveness or enforceability, or disappearance of any surety or any guarantee issued in favour of the Factor by the Company, or by any entity, as applicable, for the benefit of the Company;

(f)
on the part of the Company, failure to pay secured creditors benefiting from a super privilege such as the French Trésor Public, Urssaf, caisses de retraite for amounts of more than EUR 150,000 per debt, or more than EUR 500,000 on an aggregate basis at any given time, and until such failure continues unremedied for 30 days;

(g)
the Company has issued means of payment which have been rejected for amounts above EUR 150,000, and this continues unremedied for (i) 2 Business Days in case such rejection is due to a material or administrative error, or (ii) 5 Business Days otherwise;

(h)
the Company has wilfully made false statements regarding the existence of Transferred Receivables, has wilfully given false information on Transferred Receivables, has wilfully issued false invoices relating to Transferred Receivables, or has wilfully proceeded to a parallel or double transfer of Transferred Receivables to a third party, such actions being assessed at the time thereof;

(i)
a change of control of the Company occurs, pursuant to which any person or group of persons acting in concert (other than the Parent Company or any of its subsidiaries) (a) holds directly or indirectly more than 50% of the share capital or the voting rights of the Company or (b) owns the right to determine the composition of the majority of the board of directors (or equivalent) of the Company;

(j)	the Company suspends or ceases to carry on all or a material part of its business;

(k)	the occurrence of any event or circumstance which has a Material Adverse Effect;

(l)
the occurrence of any enforcement proceedings, a seizure or an attachment from a creditor of the Company (such as inter alia avis à tiers détenteurs or saisies of all types) for an amount in excess of five hundred thousand Euros (EUR 500,000);

(m)
the Company has knowingly omitted or concealed material information or has knowingly made false statements to the Factor regarding any material information to be provided by the Company upon the signature of any of the Transaction Documents or during the course of the performance thereof; or

(n)	occurrence of one of the events specified in Article 5.2 (ii) to (iv).

10.4.2. Upon the occurrence of an Event of Default which is continuing, and without prejudice to the other Factor's rights under the Transaction Documents, the Factor may, with notice to the Company, inter alia, accelerate the Factoring Facility by (i) terminating the Factoring Facility in respect of the Company (as the Factor may deem fit in its own discretion), at which time it shall immediately be cancelled for the Company by the Factor, (ii) declaring that all or part of any amount outstanding due as stated in the Current Account by the Company under the Factoring Facility Documents is immediately due and payable (at which time it shall become immediately due and payable by the Company) and/or (iii) exercising any or all of its rights, remedies, powers or discretions under the Transaction Documents (including, notably, in respect of all Mandates or under the Collection Account Guarantee).

As a consequence of the termination of the Agreement, the Factor shall no longer be obliged to purchase any new Relevant Receivables. The relevant Transferred Receivables will wind down according to their amortization (such as inter alia through the settlements received in respect of Transferred Receivables).

10.5. Indivisible nature

The Company's obligations in respect of the Factor are indivisible. In the event of the termination of this Agreement, the Factor may terminate any other contract entered into with the Company and any and all amounts due by the Company under another contract shall by law be set off against the amounts which may be due by the Factor under this Agreement and vice versa.

ARTICLE 11. ACCESS TO WEB SERVICES

11.1. General

In order to enable the Company to access all management information in connection with this Agreement, the Factor has created Web Services (FACTONET) the content and mode of operation whereof are described in the Client Guide. Web Services provide detailed online information regarding the Company’s factoring accounts and those of its Debtors, which the Company may download onto its micro-computer. The Company shall bear all related costs with respect to having the technology necessary to install and access Web Services, including the costs of telecommunications. Access to the Web Services is only possible through confidential codes, an identification code and a password, which shall be communicated to the Company upon the signature of this Agreement.

Web Services as a whole will be free of charge for the Company. Any additional information services, namely documentation in paper form, will be subject to the specific pricing outlined in the Client Guide or, failing this, in a quotation submitted to the Company’s approval. Such remuneration will be drawn on the Current Account.

11.2. Intellectual property rights – Granting of a license

All intellectual property rights and copyright concerning the Web Services, their presentation, contents (software, visual, sound functionalities, articles and generally all information contained in relation to such services) are works protected by the French Intellectual Property Code and international agreements concerning copyright, that exclusively belong to the Factor, in their former, current and future versions. Any complete or partial reproduction or broadcast by whatever means, is strictly forbidden without the prior written agreement of the Factor.

The Factor grants to Company a non-exclusive license to use the specific software referred to in Article 11.1 above, exclusively for its own use and for the sole purpose of carrying out, in connection with the performance of this Agreement, the transactions which are described in the Client Guide. The Company shall comply with the conditions of the license contract which shall be given to it with the software. It agrees to return the said software to the Factor upon the expiration of the Agreement and to destroy all copies thereof which it may have made.

11.3. Factor's liability

The Factor shall not be liable for the malfunction of the telephone lines and equipment necessary for using the Web Services, for the use which is made thereof or for the results obtained. Moreover, it may interrupt or modify at any time the operation of the Web Services, in particular in order to maintain the quality, reliability, safety and/or performance thereof. In no event shall it be liable for the consequences, in particular, loss of data, operational losses or any other financial loss which may result from any of the events above.

11.4. Confidentiality – Liability

The Factor has taken all necessary measures in order to protect the confidentiality of access to information. The Company agrees that the access codes shall remain secret. It shall be solely responsible for the said codes, including their conservation, confidentiality and use. The Factor shall in no event be liable in the event of abusive or fraudulent use thereof, due to a voluntary or involuntary disclosure of the confidential codes by the Company to any person whatsoever. The Company guarantees that it will at all times comply in all material respects with all laws and regulations applicable to the use of Web Services. The Company undertakes that its employees shall comply with the provisions of this Article.

ARTICLE 12. COSTS AND EXPENSES

(a)
The Company shall bear all external costs and expenses (including external counsel and other third party costs), if any, reasonably incurred by the Factor in connection with the negotiation, execution, completion and implementation of the Agreement and/or the Transaction Documents.

(b)	The Company shall bear all costs and expenses (including legal fees) reasonably incurred by the Factor in connection with:

a.	the formalities required to be carried out for the enforceability or to enforce the transfer of Receivables assigned to the Factor pursuant to the Transaction; or

b.	any amendment, waiver or consent relating to any of the Transaction Documents; or

c.	the protection or enforcement of any provision, security or guarantee benefitting to the Factor under the Transaction Documents; or

d.	any translation into French of this Agreement and/or in English of any Transaction Document drafted in a local language.

(c)
In accordance with Article L.441-6 of the French Commercial Code, it is hereby agreed that to the extent amounts (i) are due by the Company in respect of services provided by the Factor to it and are substantiated by an invoice, and (ii) remain unpaid on the relevant due date indicated therein, (a) a late penalty interest equal to the Special Financing Commission shall be applied to the amounts due under such invoice from the date following the due date and (b) a fixed fee for collection charges (indemnité forfaitaire pour frais de recouvrement) of forty Euro (40€) shall be charged by the Factor to the Company.

(d)	All fees and other amounts payable hereunder are exclusive of any value added tax.

ARTICLE 13. CONFIDENTIALITY - UTILISATION OF INFORMATION COLLECTED BY THE FACTOR - SUBSTITUTION

13.1. Confidentiality

(a)
Each Party agrees that both prior to the end of the Commitment Period and thereafter until the expiry of a (24) twenty four month period therefrom it will (i) keep confidential and not divulge or disclose to any individual, person or entity whatsoever, in whole or in part, neither orally nor in writing nor in whatever other form, any information of whatever nature obtained in the context of the Transaction relating to the Company, the Debtors, the Receivables and the Factor or any other matters communicated by a Party to another in the context of the Transaction or of which it may otherwise have come in possession in the context of the Transaction (including the Transaction Documents and any information concerning the identity of any Debtors) (the "Confidential Information") and (ii) take all the steps necessary to avoid any such disclosure or use so as to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information and not use, in whole or in part, any Confidential Information for any purpose other than the purpose for which it is disclosed.

(b)
The relevant recipient will be responsible for making its own evaluation of, and enquiries in respect of, the Confidential Information. A Party does not make any representation as to the accuracy or completeness of the Confidential Information and shall have no liability as a result or use of, or reliance on, any information delivered to the recipient in accordance with this Agreement.

(c)
Without prejudice to any other provision of this Article 13.1, the following information may be disclosed by the Factor, the Company or their respective advisers for the conduct of their commercial communication required or the communications required for the performance of the Agreement and the Transaction Documents or their enforceability without the other Parties' prior written consent: the amount of the Financings and/or the Maximum Financing Amount of the Transaction, the duration of the Commitment Period, the countries involved, the name of the Company, the main features of the structure utilised, the identity of the legal advisors involved in the Transaction and the signing date of the Transaction.

(d)
The provisions of Article 13.1 shall not prevent the Company from disclosing the Agreement on a strict “need-to-know” and confidential basis for the purposes of (i) any financing or refinancing transaction occurring at the level of the Group or (ii) any acquisition, merger or corporate reorganization (or any transaction having a similar effect) occurring at the level of the Group or involving the Company.

(e)
The provisions of this Article shall be subject to Article L. 511-33 of the French Monetary and Financial Code and, in particular, shall not apply to the divulgation or disclosure of Confidential Information by any of the Parties to the Transaction Documents:

(i)
to its employees, direct or indirect shareholders, officers or any Authorized Assignee who “need-to-know” the Confidential Information for purposes of consummating the transactions contemplated by this Agreement;

(ii)
in connection with any proceedings arising out of or in connection with the Transaction Documents or the preservation or maintenance of its rights thereunder (including, for the avoidance of doubt, the taking by the Factor of any action pursuant to Article 6.8 following the revocation of the Mandates);

(iii)	if required to disclose Confidential Information by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise;

(iv)	pursuant to any law or regulation or requirement of any governmental agency in accordance with which that party is required or accustomed to act;

(v)
to any governmental, regulatory, banking or taxation authority having jurisdiction over that Party and to which the relevant Party is required to disclose such information in accordance with any applicable law or regulation binding on it; and

(vi)	to its auditors or legal or other professional advisers on a "need-to-know basis" only (provided that such third party owe a duty of confidentiality to that party).

13.2. Utilisation of information collected by the Factor

(a)
For the purpose of internal control, the Factor is expressly authorised by the Company to provide the information referred to in Article L.511-34 al. 1 of the French Monetary and Financial Code, to its shareholders.

(b)
Any information to which the Factor may have access to in the context of the performance of this Agreement may be provided (i) to any majority-owned entity of the GE Group, for statistical, commercial or risk purposes, subject to a confidentiality undertaking; or (ii) to Banque de France or any regulatory or banking authority, for statistical purposes only; or (iii) for the performance of the Agreement, to agents (mandataires) of the Factor, subject (for items (ii) and (iii)) to a confidentiality undertaking and provided that no commercially sensitive information shall be disclosed to any such parties without the Company' prior consent (not to be unreasonably withheld).

(c)
The Company may, unless it expresses a contrary desire, receive commercial proposals from companies of the GE Group, including through the intermediation of the Factor. The Company will inform its banks of the existence of the Agreement and the Factoring Facility and of its scope and provide evidence of such information to the Factor.

(d)
In case it happens that, pursuant to the Agreement, the Factor has access or has knowledge of any Confidential Information relating to a Debtor or the business of such Debtor, the Factor undertakes to promptly execute a confidentiality undertaking as may be requested from time to time by such Debtor (acting reasonably and in relation to Confidential Information relating to it or its business only).

13.3. Substitution

Unless agreed in writing by the Factor, the Company shall not in any form whatsoever be substituted by another party for the performance of its rights and obligations under this Agreement.

13.4 Collection of personal data

In compliance with the provisions of French Data Protection Act No. 78-17 of 6 January 1978, as amended by the Act of 6 August 2004, the Factor automatically processes personal information relating to the corporate officers of the Company and some of its employees, in particular, the Factor’s contact persons or the representatives that sign the Subrogation Receipts and related documents.

Personal data is processed and kept strictly to provide the services hereunder. However, the Factor may need to provide such data to other companies of the group to which it belongs, in particular, in the USA, in accordance with applicable law or regulations. In this regard, the Company acknowledge and agree that its corporate officers and employees agree that the information referred to in this clause may be transferred.
The individuals in question may have access to their personal data and request that any errors relating to them be rectified or deleted by contacting the Factor’s sales department at the address mentioned on the Article 15 of this Agreement.

The Company undertakes to inform the corporate officers and employees in question of the existence, methods and purpose of the Factor’s automated data processing hereunder.

ARTICLE 14. APPLICABLE LAW - JURISDICTION

The provisions of the Agreement shall be governed by French law. For the performance of the Agreement, the Parties elect domicile at their respective head offices.
The Parties agree that any and all disputes arising in connection with the Agreement and in particular with its validity, interpretation, performance or non-performance, shall be exclusively referred to the commercial court of Paris.

Article 15. MISCELLANEOUS PROVISIONS

15.1. Notices between the Parties

Notices shall be deemed to have been given on the date of the first presentation of a registered letter, or on the date of the document attesting the receipt of a fax or an e-mail by the duly authorised representative of the other Party. In the event that contractual provisions provide for notification without specifying the form thereof, the said notification may be made by fax, by normal letter mailed or hand delivered, by registered letter or by registered letter return receipt requested.

The address and fax number (and the department or officer, if any, to whom attention the communication is addressed) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is, in the case of each Party that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the other Party by not less than five (5) Business Days' notice:

Notices to the Company shall be sent to:

The Company
Address:     2 avenue Blaise Pascal, 38090 Vaulx-Milieu, France
Attention:     Gérard Hirdes, Chief Financial Officer
e-mail:         Gerard.Hirdes@tecumseh.com
Fax:         04 74 82 20 17

With a copy to the Parent Company
Tecumseh Products Company
Address:     5683 Hines Drive Ann Harbor, MI 48108 UNITED STATES
Attention:     Janice Stipp
e-mail:         Janice.Stipp@tecumseh.com

The Factor
Address:     GE Factofrance
Tour Facto, 18, rue Hoche, 92988 Paris La Défense
Attention:     Romuald Meneut / Cédric Geslin
e-mail:         Romuald.meneut@ge.com/cedric.geslin@ge.cpm
Fax:         + 33 (0)1 46 35 78 34

15.2. Rights of the Parties

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.3. Amendments

Any amendment of the terms of the Agreement shall be made in writing by the Parties.

15.4. Partial invalidity
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.5. Assignment

The Company is not authorized to assign all or part of its rights and obligations under the terms of the Agreement and/or the Transaction Documents.

The Factor may (a) assign, sell, transfer or pledge as security to any Authorized Assignees, in full or in part, its rights and/or obligations under the Agreement and/or the Transaction Documents and (b) enter into any participation or syndication agreement relating thereto, subject, however, for (a) and (b), to informing the Company in advance, provided further however that such Authorized Assignee agrees to assume all of the Factor’s rights and obligations under the Agreement and the Transaction Documents.

If the assignee of the planned transfer referred to in the preceding paragraph is not an Authorized Assignee, the Factor shall obtain the prior consent of the Company acting reasonably, it being specified that in the event of refusal to give consent, the Company shall be expected to use commercially reasonable efforts to provide an alternative.

15.6. Signatories

The signatories of the Agreement are the legal representatives of the Parties or their duly authorized representatives. They procure that the Parties they represent will comply with the contractual obligations mentioned herein.

Executed in two (2) originals, in Paris La Défense, on 19 June 2013.

THE COMPANY
Represented by:

/s/ Janice E. Stipp
Janice E. Stipp
Executive Vice President, Chief
Financial Officer and Treasurer

THE FACTOR
Represented by:

/s/ Romuald Meneut
Romuald Meneut
Directeur de la Relation
Clientèle Régional
ANNEX 1
CONDITIONS PRECEDENT

No	Item
1	Constitutional documents and authorisations
1.1	Certified copies of the Statuts of the Company
1.2	An original copy of the K-bis extract of the Company dated no later than one month prior to the execution of this Agreement
1.3
Original copies of a solvency certificate (certificat de non faillite) issued by the relevant Trade and Company Registry in relation with each of the Company dated no later than one month prior to the execution of this Agreement

1.4
Copies of the resolutions of the board of directors of the Company approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Agreement and the Transaction Documents to which they are parties

1.5
Specimens of the signature of each person authorised on behalf of the Company to execute the Agreement and the Transaction Documents or to sign any document or notice in connection with the Agreement and the Transaction Documents to which they are parties

1.6	Certified copies of the power(s) of attorney of the person(s) signing the Transaction Documents as the case may be
1.7
The following documents required by the Factor to comply with the "know your customer" requirements:
-    a certified copy of the relevant identification forms (ID) of the directors of the Comapny, as well as of any duly authorised signatory of the Company (ID forms for EU nationals or passports for non-EU nationals);
-    a certified copy of a complete structure chart of the Group evidencing the shareholding of the Company up to the ultimate beneficial owner(s));
-    the duly completed GE "beneficial owner" questionnaire.
In addition to the above, the Factor will ensure that the Company, complies with the relevant watchlist requirements.

2	Transaction Documents
2.1	The Agreement as executed by the Factor and the Company.
2.2	The Permanent Subrogation Receipt in agreed form executed by the Company
2.3	The Collection Account Tripartite Agreement as executed by the Company, the Bank and the Factor
2.4	The Collection Account Guarantee as executed by the Company
2.5	A copy of the Credit Insurance Policies and any amendments or annexes thereto
2.6
A list of the Debtors with their corporate registration numbers, the Approval Limits delivered, a letter from the Credit Insurer stating the amount of the Insurance Indemnification paid or to be paid for the outstanding insurance period

2.7	The Credit Insurance Assignment Agreement as executed by the Company, the Credit Insurer and the Factor.
3	Other documents and factual matters
3.1
Evidence satisfactory to the Factor of the release of any security interest over or in respect of all Transferred Receivables and over any other assets of the Company which are the subject of the Agreement and the Transaction Documents

3.2	Evidence that where applicable each Debtor that pays by means of electronic transmission has been advised of the applicable Collection Account details for the payment of remittances
3.3	The Aged Balance at the end of the month preceding the Closing Date
3.4	A copy of the Collection Procedures of the Company and approval by the Factor of such Collection Procedures
3.5	Satisfactory analysis by the Factor of the 10 largest sales contracts between the Company and its Debtors, and as the case may be framework sale contracts between the Company and its Debtors
3.6	Account number(s) of the account(s) of the Company on which Financings shall be made by the Factor pursuant to the Transaction Documents.
3.7	Approval by the Factor of the Company’s IT and electronic systems required for the operation of the Agreement and the Transaction Documents
3.8	Letter from Natixis (as factor under the Existing Factoring Agreement) confirming the termination of the Existing Factoring Agreement.
3.8
Letter from the Credit Insurer confirming the termination of the existing credit insurance assignment agreement as executed by the Company, the Credit Insurer and Natixis (as factor under the Existing Factoring Agreement).

3.9	Reports listing the accrued rebates or rebate payments remaining due to the Debtors
3.10
Letter from the management of the Company detailing the list of litigations in which the Company is involved as at the Closing Date, and satisfactory completion by the Factor of due diligence and internal review of such litigations

3.11	Account payable ledger of the Company of the previous month
3.12	Evidence satisfactory to the Factor that the social restructuration plan (“Plan de Sauvegarde de l’Emploi”) is financed.
3.13	On-site due diligence and analysis satisfactory to the Factor.
3.1
The earlier of the execution by the Company, Natixis Factor and the Factor of a Protocole de Rachat d’encours in a form satisfactory to the Factor or the end of the termination prior notice (préavis) of the Existing Factoring Agreement.

4	Costs and expenses
4.1	Evidence that all costs and expenses then due and payable by the Company under the Agreement have been or will be paid on the signing date of the Agreement

ANNEX 2

FORM OF COLLECTION ACCOUNT GUARANTEE

ACTE DE CESSION DE CRÉANCES PROFESSIONNELLES
Acte de cession de créances professionnelles soumis aux dispositions des articles L. 313-23 à L. 313-34 du Code monétaire et financier
Le présent acte de cession de créances professionnelles est soumis aux dispositions des articles L. 313-23 à L. 313-34 du Code monétaire et financier.

Cédant	:
Société TECUMSEH Europe SA
Société anonyme au capital de 16.000.000 EUR,
dont le siège social est 2 avenue Blaise Pascal, 38090 Vaulx-Milieu, France immatriculée au Registre du Commerce et des sociétés de Vienne– France sous le numéro 775 727 233 (l’« Entreprise »)

Banque Cessionnaire
GE Factofrance Société par actions simplifiée au capital de 300.000.000 €, dont le siège social est situé Tour Facto, 18 rue Hoche à Paris la Défense (92988), immatriculée au Registre du Commerce et des Sociétés de Nanterre sous le numéro 063 802 466,

Débiteur cédé		[˜] Société anonyme au capital de [˜] euros dont le siège social est situé [˜], immatriculée au Registre du Commerce et des Sociétés de PARIS,sous le numéro [˜] Code BIC [˜]
Lieu de paiement		[˜]
Désignation du contrat donnant naissance à la Créance Professionnelle cédée		Convention relative au fonctionnement d’un compte de dépôt ouvert pour l’exécution d’un contrat d’affacturage sans notification
Nombre de Créance Professionnelle cédée		1
Montant de la Créance Professionnelle cédée en Euros		Solde créditeur du Compte Dédié n° [˜]
La présente cession est effectuée à titre de garantie, elle intervient sans prix conformément à l’article L. 313-24 du Code monétaire et financier
Fait en un (1) exemplaire

_________________________________ Pour TECUMSEH Europe SA Par :

_________________________________
Date de Cession
ANNEX 3

FINANCIAL COVENANTS

1.	DEFINITIONS
In this Annex 3:
“ADJUSTED EBITDA”: means in respect of the Relevant Period, the EBITDA less the restructuring costs of an amount of EUR 4.6 MM to the extent that such restructuring costs have no cash impact on the Company’s financial statements;

"EBITDA" means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation, or depreciation or impairment of assets of the Company and taking no account of the reversal of any previous impairment charge made in that Relevant Period.

"EBIT" means, in respect of any Relevant Period, the operating profit of the Company before taxation (excluding the results from discontinued operations):

(a)
before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by the Company in respect of that Relevant Period;

(b)	not including any accrued interest owing to the Company;

(c)	before taking into account any Exceptional Items;

(d)
before taking into account any unrealised gains or losses on any derivative instrument or financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(e)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after 31 December 2012;

(f)	before taking into account any pension items (provision pour indemnité de depart à la retraite);

(g)	excluding the charge to profit represented by the expensing of stock options; and

(h)	excluding the management fees carried forward ; and

(i)	including the CICE “credit d’impôt pour la compétitivité et l’emploi », in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Company before taxation.
Equity means the aggregate of:

(i)	the nominal value of all the shares issued by the Company;

(ii)	the value of all debt instruments issued by the Company which may be converted into shares of the Company;

(iii)	the retained earnings; and

(iv)	« Provision pour hausse de prix » and « amortissements dérogatoires ».
"Exceptional Items" means any material items of the Company, of an unusual or non-recurring nature which represent gains or losses including those arising on:

(i)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(ii)	disposals, revaluations or impairment of non-current assets;

(iii)	disposals of assets associated with discontinued operations.
“Reference Period” means:

(i)	for the year ending on 31 December 2013, the 31 December 2013;

(ii)	for the period ending on 30 June 2014, the period between the 1 January 2014 (included) and 30 June 2014 (included);

(iii)	for the year ending on 31 December 2014, the period between 1 January 2014 (included) and 31 December 2014 (included);

(iv)	for the period ending on 30 June 2015, the period between the 1 January 2015 (included) and 30 June 2015 (included); and

(v)	for the year ending on 31 December 2015, the period between 1 January 2015 (included) and 31 December 2015 (included).

2.	MINIMUM EBITDA
At the level of the Company, the minimum Ebitda, except for the test date of 31 December 2013 of when Adjusted Ebitda shall be used, shall be as follows during the Relevant Period:

(vi)	31 December 2013: Adjusted Ebitda: EUR 300,000

(vii)	30 June 2014: EUR 1,000,000;

(viii)	31 December 2014: EUR 4,000,000;

(ix)	30 June 2015: EUR 2,000,000; and

(x)	31 December 2015: EUR 4,000,000.

3.	MINIMUM EQUITY
At any time, the minimum Equity of the Company shall not be lower than EUR 12,000,000.

4.OTHER FINANCIAL COVENANTS
The occurrence of a seizure or an attachment from a creditor of the Company (such as inter alia avis à tiers détenteurs inscription de privilege, or saisies, of all types) for an aggregate amount in excess of five hundred thousand Euros (EUR 500,000).
It being understood that compliance with the Financial Covenants shall be demonstrated pursuant to Article 3.2 (p) (i) (b).

ANNEX 4
FORM OF PERMANENT SUBROGATION RECEIPT

Nous,

Société TECUMSEH Europe S.A.
Société anonyme au capital de 16.000.000 EUR,
dont le siège social est 2 avenue Blaise Pascal, 38090 Vaulx-Milieu, France immatriculée au Registre du Commerce et des sociétés de Vienne– France sous le numéro 775 727 233 en application du contrat (le « Contrat ») que nous avons signé avec GE Factofrance, dont l’objet est notamment la cession au bénéfice de GE Factofrance de certaines créances que nous détenons à l’encontre de nos clients (les « Créances Cédées ») :

i)	reconnaissons recevoir paiement par GE Factofrance des Créances Cédées pendant toute la durée du Contrat,

ii)	donnons quittance subrogative globale et permanente, à valoir à l’instant du paiement par GE Factofrance pour chacune des Créances Cédées,

iii)
déclarons, en contrepartie du paiement de chacune des Créances Cédées, subroger expressément en application de l’article 1250(1°) du Code civil, Ge Factofrance dans tous les droits, actions, privilèges et accessoires (notamment la clause de réserve de propriété) attachés aux Créances Cédées pour tous les paiements effectués par GE Factofrance en application du Contrat.

La présente quittance subrogative demeurera valable pour toute la durée du Contrat et pour toutes les Créances Cédées qui nous sont payées par GE Factofrance.

Cette quittance est soumise au droit français. Tout litige relatif à sa validité ou son interprétation est soumis à la compétence exclusive du Tribunal de Commerce de Paris.

Fait à Paris, le [˜]2013

Par : [˜]
Représentant dûment habilité

Signature et cachet commercial, précédé de la mention manuscrite « bon pour subrogation

ANNEX 5
FORM OF NOTIFICATION TO DEBTORS

From:    GE Factofrance
Tour Facto,
18 rue Hoche,
92988 Paris La Défense
(the “Factor”)

To:        [●]
(the “Debtor”)
[Date]
Registered letter with acknowledgement of receipt
Dear Sirs,
NOTICE OF TRANSFER OF RECEIVABLES BY WAY OF SUBROGATION UPON PAYMENT IN ACCORDANCE WITH ARTICLE 1250, 1° OF THE FRENCH CIVIL CODE
We refer to the factoring agreement entered into between TECUMSEH EUROPE S.A. (the “Company”) and the Factor on [●] (the “Factoring Agreement”) pursuant to which the Company has transferred to the Factor, following subrogation upon payment made by the Factor in accordance with the provisions of article 1250, 1° of the French Civil Code, the receivables referred to below, the amount of which is due by you to the Company:

Designation of the Debtor	Designation of the contracts or invoices creating the assigned receivables	Amount or valuation of the assigned receivables	Place of payment	Term

We hereby request you NOT to make, as of the date of this notice, any payment to the Company with respect to the receivables referred to above. Consequently, from receipt of this notice, payment of these receivables must be made in favour of the Factor by transfer to the following account number: [●]

Executed in [●], on [●]

By:    GE FACTOFRANCE
as Factor under the Factoring Agreement
ANNEX 6
APPROVED JURISDICTION

ANDORRA	NETHERLANDS NEW ZEALAND NORWAY
ARGENTINA	PERU
ARUBA	POLAND
AUSTRALIA	PORTUGAL AZORES MADEIRA
AUSTRIA	ROMANIA
BAHAMAS	SAN MARINO
BELGIUM	SINGAPORE
BRAZIL	SLOVAKIA
BRUNEI DARRUSSALAM	SLOVENIA
BULGARIA	SOUTH AFRICA
CANADA	SOUTH KOREA
CHANNEL ISLANDS	SPAIN
CHILE	SWEDEN
COSTA RICA	SWITZERLAND
CROATIA	TAIWAN
CYPRUS	THAILAND
CZECH REPUBLIC	TUNISIA
DENMARK	TURKEY
ESTONIA	UNITED KINGDOM
FINLAND	USA
FRANCE & O. DPTS & TERRIT.
GERMANY
GREECE
HONG KONG
HUNGARY
ICELAND
INDIA IRELAND AND NORTH IRELAND
ITALY JAPAN
LATVIA LIECHTENSTEIN
LITHUANIA
LUXEMBOURG
MALAYSIA
MALTA
MAURITIUS
MEXICO
MONACO MOROCCO

ANNEX 7
COMPUTER RELATION GUIDE
(Please refer to following page)

AMENDMENT AGREEMENT N° 1
TO THE FACTORING AGREEMENT DATED 19 JUNE 2013
BETWEEN:

1.
TECUMSEH EUROPE S.A., a company incorporated under the laws of France as a société anonyme whose registered office is located at 2 avenue Blaise Pascal, 38090 Vaulx-Milieu, France, registered with the Trade and Companies Registry of Vienne under number 775 727 233 (the “Company”);

AND

2.
GE FACTOFRANCE, a company incorporated under the laws of France as a société par actions simplifiée, whose registered office is located at Tour Facto, 18, rue Hoche, 92988 Paris-La Défense Cedex, France, registered with the Trade and Companies Registry of Nanterre under number 063 802 466 (the “Factor”);

Reference is made to the Factoring Agreement n° 013701 dated 19 June 2013 entered into between Tecumseh Europe S.A. as the Company and GE Factofrance as the Factor (the "Factoring Agreement").

Unless otherwise expressly provided herein, capitalized terms used in this Amendment Agreement shall have the meaning ascribed to them in the Factoring Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.	AMENDMENT TO THE FACTORING AGREEMENT
The Parties agree thatarticle 10.2 of the Factoring Agreement shall be deleted in its entirety and replaced as follows:
“10.2. Termination of the Commitment Period

(a)
Upon the occurrence and during continuance of (i) any breach of Financial Covenant for which the Factor has not decided to accelerate the Factoring Facility or (ii) a Servicer Termination Event for which the Factor has not decided to accelerate the Factoring Facility or (iii) an Event of Default for which the Factor has not decided to accelerate the Factoring Facility; or

(b)
on the earlier of (i) the date on which the tax and social security administration (Commission des Chefs de Services Financiers), or any other public body having authority in that respect (the “Tax Authority”), rejects the proposed moratorium of the Company on the payment of its taxes and social security contributions (the “Moratorium”), the terms and conditions of the Moratorium being described in the letter dated 13 June 2013 sent by Mr. Didier Langmantil, as financial counsel of the Company, to the Factor or (ii) 30 September 2013, unless on or before such date the Company provides to the Factor a certified copy of the decision of the Tax Authority, in a form and substance satisfactory to the Factor, whereby the Tax Authority agrees with the Moratorium on substantially the same terms and conditions as described in the letter dated 13 June 2013 referred to above (it being provided that the Company undertakes to promptly notify to the Factor the date of the relevant meeting of the Tax Authority and to provide the Factor with such documents and information in respect of the Moratorium and the decision of the Tax Authority as the Factor may reasonably request), the Factor may, and without prejudice to the other Factor's rights under the Agreement and the Transaction Documents, with notice to the Company, inter alia, terminate its commitment to provide the Factoring Facility during the Commitment Period. For the avoidance of doubt, upon termination of the Commitment Period the termination of the Factoring Facility by the Factor will be effective ninety (90) days following the Company’s receipt of the notice or, in case of termination upon the occurrence of an Event of Default, immediately upon the Company’s receipt of the notice.”

2.	SATISFACTION OF CONDITION PRECEDENT N° 3.12 OF THE FACTORING AGREEMENT
In consideration of the amendment to article 10.2 of the Factoring Agreement as set forth in Article 1 above, the Factor hereby confirms its agreement to consider that the condition precedent n° 3.12 “Evidence satisfactory to the Factor that the social restructuration plan (“Plan de Sauvegarde de l’Emploi”) is financed” of the Annex 1 of the Factoring Agreement is satisfied according to the letter dated 13 June 2013 sent by Mr. Didier Langmantil, as financial counsel of the Company.

3.	SINGLE AGREEMENT

3.1
This Amendment Agreement forms an integral part of the Factoring Agreement and, accordingly, the provisions of the Factoring Agreement and this Amendment Agreement constitute an indivisible and a single agreement.

3.2	The provisions of the Factoring Agreement shall, save as amended hereby, remains in full force and effect as originally written.

3.3	In no event shall this Amendment Agreement be construed as or entail a novation of the Factoring Agreement.

4.	APPLICABLE LAW - JURISDICTION
This Amendment Agreement shall be governed by and construed and interpreted in accordance with the laws of France and subject to the exclusive jurisdiction of the commercial courts of Paris.

Executed in two (2) originals, in Paris La Défense, on 20 June 2013.

THE COMPANY
Represented by:

/s/ Janice E. Stipp
Janice E. Stipp
Executive Vice President, Chief
Financial Officer and Treasurer

THE FACTOR
Represented by:

/s/ Romuald Meneut
Romuald Meneut
Directeur de la Relation
Clientèle Régional

1